Exhibit 10.24

Execution Copy
SHARE SUBSCRIPTION AGREEMENT Dated 25 June 2023 By and between Insighta Holdings Limited (the “Company”) and Prenetics Global Limited (the “Subscriber”)

SHARE SUBSCRIPTION AGREEMENT

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DETAILS

Parties	The Company and the Subscriber

Company	Name	Insighta Holdings Limited

	Registered Office Address	The offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands

	Correspondence address	21C Emperor Height, 5 Cox’s Road, Jordan, Kowloon, Hong Kong

	Email address	corporate.affairs@insighta.com

	Attention	The Board of Directors

The Subscriber	Please refer to the particulars in Schedule 1.

Recitals	A (i)	As at the date of this Agreement, Lo Yuk Ming Dennis (“Dennis Lo”) holds/has made the application for 650,000 Class B Shares and 130,000 Class A Shares, and Chan Kwan Chee (“Allen Chan”) holds/has made the application for 420,000 Class A Shares.

	(ii)	Around the same time of this Agreement, Dennis Lo and Allen Chan, as sellers, entered or shall enter into a share sale agreement (the “Share Sale Agreement”) with the Subscriber pursuant to which each of Dennis Lo and Allen Chan shall respectively sell 130,000 Class A Shares and 70,000 Class A Shares to the Subscriber for certain consideration on the terms set out in the Share Sale Agreement. The sale price per share shall be US$100.00.

B     The Subscriber intends to be a partner of the Company to commercialise the             technology being developed by the Company. The Subscriber therefore             intends to invest in the Company by subscribing for, and the Company will             issue and allot to the Subscriber, the Subscription Shares (as defined below)             upon the terms and conditions set out in this Agreement.

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	C The shareholding structure of the Company is set out below:

	(a) Immediately before the Subscription:

	Name of Shareholders	Number and class of Shares	Percentage of issued share capital (%)
	Dennis Lo	650,000 Class B Shares and 130,000 Class A Shares	65.00
	Allen Chan	420,000 Class A Shares	35.00

	Total	1,200,000	100.00

(b)   Immediately after the Subscription (assuming the simultaneous consummation of the transfer of 130,000 Class A Shares and 70,000 Class A Shares from each of Dennis Lo and Allen Chan respectively to the Subscriber on the terms set out in the Share Sale Agreement and disregarding any shares to be issued or reserved with respect to any share option scheme as contemplated under Clause 6.4):

	Name of Shareholders	Number and class of Shares	Percentage of issued share capital (%)
	The Subscriber	1,000,000 Class A Shares	50.00
	Dennis Lo	650,000 Class B Shares	32.50
	Allen Chan	350,000 Class A Shares	17.50

	Total	2,000,000	100.00

Governing law and jurisdiction	Hong Kong

Date of agreement	See Signing Page

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GENERAL TERMS

1.	INTERPRETATION

1.1	Definitions

These meanings, together with the meanings in the Details, apply unless the contrary intention appears.

“Affiliate”	means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, a Person shall be deemed to be “controlled by” another Person if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement”	means this share subscription agreement.

“Amended Articles”	means the second amended and restated memorandum and articles of association of the Company in the same form as attached hereto as Schedule 4 which shall be adopted by the Company and be effective as of Completion.

“Applicable Laws”	means, with respect to a Person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, decisions, orders or notices, demands, decree, of any Government Agency or stock exchange and in any jurisdiction that is applicable to such Person.

“Articles”	means, with respect to the Company, the memorandum and articles of association adopted by the Company and in effect from time to time.

“Board”	means the board of directors of the Company.

“Business Day”	means a day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong, the State of New York, the USA or the Cayman Islands are required or authorised by law to be closed, or on which a tropical cyclone warning no.8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

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“Class A Shares”	means Class A ordinary shares with par value of US$0.0001 each in the share capital of the Company, each having the rights, benefits and privileges of a “Class A ordinary share” as set out in the Articles, each a “Class A Share”.

“Class B Shares”	means Class B ordinary shares with par value of US$0.0001 each in the share capital of the Company, each having the rights, benefits and privileges of a “Class B ordinary share” as set out in the Articles, each a “Class B Share”.

“Completion”	has the meaning given in Clause 3.1.

“Completion Date”	means the Business Day three (3) Business Days after the satisfaction or waiver of the Conditions, in accordance with the terms of this Agreement, or any other date agreed by the Company and the Subscriber.

“Conditions”	means the conditions precedents set out in Clause 2.2 and any one of them, a “Condition”.

“Confidential Information”	means all information (regardless of its form) disclosed to a Party (or to its Affiliate or Representative) under or in connection with this Agreement as well as the terms of this Agreement or the other Transaction Documents. The term does not include information which:

(a) is in the public domain other than through breach of this Agreement or an obligation of confidence owed to the discloser or any Affiliate of the discloser;

(b) was already known to the receiver at the time of that disclosure (unless that knowledge arose from a breach of an obligation of confidentiality); or

(c) the receiver acquires from a source other than the discloser (or any Affiliate or Representative of the discloser), where that source is entitled to disclose it.

“Deed of Appointment”	means the deed of appointment executed by the Company and Danny Sheng Wu Yeung under Clauses 3.2(a) and 3.2(d).

“Deeds”	means the deed of undertakings made on the Completion Date by and among the Company, its Subsidiary, Dennis Lo and Allen Chan, and the Deed of Appointment.

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“End Date”	means 15 August 2023 or such other date as may be agreed by the Parties.

“Government Agency”	means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

“Group”	means the Company and all Subsidiaries, and any one of them, the “Group Member”.

“HKIAC”	has the meaning given in Clause 9.15(b).

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Nomination Right Letter”	means the letter signed by the board of directors of the Subscriber and Danny Sheng Wu Yeung dated the Completion Date.

“Person”	means any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organisation or governmental or regulatory authority.

“Registration Rights Agreement”	has the meaning given in the Share Sale Agreement.

“Representative”	means an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of a Party or of an Affiliate of that Party.

“Shareholder”	means the holder of Shares of the Company.

“Shareholders’ Agreement”	means the amended and restated shareholders’ agreement in the form as set out in Schedule 3.

“Shareholders’ Loan”	means the loan extended by Dennis Lo and Allen Chan to the Group in the amount of HK$3,500,000 pursuant to the loan agreement dated 7 June 2023.

“Shares”	means Class A Shares and Class B Shares.

“Subscriber”	means Prenetics Global Limited, an exempted company limited by shares incorporated in the Cayman Islands.

“Subscription”	means the subscription of the Subscription Shares at the Subscription Price.

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“Subscription Price”	means the subscription price of the Subscription Shares, in the aggregate amount of US$80,000,000, and at a per share subscription price of US$100.00.

“Subscription Shares”	means 800,000 Class A Shares.

“Subsidiary”	means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with any accounting standard, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Members.

“Take2 Transaction”	means subscription of 1,024 ordinary shares of Take2 Holdings Limited by the Subscriber.

“Transaction Documents”	means this Agreement, the Amended Articles, the Shareholders’ Agreement, the Share Sale Agreement, the Nomination Right Letter, the Registration Rights Agreements, the Deeds and each of the documents, instruments, certificates and other ancillary documents required to be entered into or delivered by the Parties or their respective Affiliates in accordance with the terms of this Agreement.

“US$”	means the lawful currency of the United States of America.

1.2	Recitals, schedules, etc.

References to this Agreement means this share subscription agreement and shall include the Recitals and Schedules which form part of this Agreement for all purposes. The Recitals do not create binding obligations on a Party. References in this Agreement to the “Parties”, the “Recitals”, “Schedules” and “Clauses” are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this Agreement. References to paragraphs in each Schedule are references to paragraphs in that particular Schedule.

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1.3	Statutory provisions

All references to statutes, statutory provisions, enactments, directives or regulations shall include references to any consolidation, re-enactment, modification or replacement of them, any statute, statutory provision, enactment, directive or regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of them from time to time.

2.	SUBSCRIPTION OF SHARE

2.1	Subscription

(a)

The Company shall allot and issue to the Subscriber, and the Subscriber shall subscribe for, the Subscription Shares at the Subscription Price, on the terms and conditions of this Agreement at Completion.

(b)	With effect on and from Completion, the issued and paid-up share capital of the Company will comprise 1,350,000 Class A Shares and 650,000 Class B Shares held by the following parties:

Name of Shareholders	Number of Class A Shares	Number of Class B Shares	Percentage of issued share capital (%)
Dennis Lo	—	650,000	32.50
Allen Chan	350,000	—	17.50
The Subscriber	1,000,000	—	50.00

Total:	1,350,000	650,000	100

(c)

Use of Proceeds. Unless otherwise approved by the Shareholders, the Group shall use the proceeds from Completion for working capital and general corporate purposes of the Group, and the repayment of the Shareholders’ Loan in accordance with Clause 6.3.

2.2	Conditions to Completion

Subject to the fulfilment of the following Conditions, the Company and the Subscriber shall proceed with Completion whereupon the Subscriber shall subscribe for the Subscription Shares at the Subscription Price, and the Company shall allot and issue the Subscription Shares to the Subscriber at the Subscription Price.

A

The obligations of the Subscriber under Clause 2.1 of this Agreement are subject to the fulfilment or waiver on or before the End Date of each of the following conditions, it being understood and agreed that each such Condition is solely for the benefit of the Subscriber.

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(a)	Representations and Warranties. Each representation and warranty of the Company contained in Clause 4.1 of this Agreement will be true and correct in all respects as of Completion.

(b)

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before Completion.

(c)

Qualifications. The Company shall have obtained as of Completion all consents, authorizations, approvals, permits and waivers that are necessary to be obtained by the Company before Completion in connection with the consummation of the transactions contemplated by this Agreement.

(d)	Articles. The memorandum and articles of association of the Company shall have been duly amended so that it is in the form of the Amended Articles to be taken effect as of Completion.

(e)

Waiver of Pre-emptive Rights. Dennis Lo and Allen Chan shall have waived, in writing, any pre-emptive rights or other right of first offer over issuances of share capital by the Company, if any, in connection with the transactions contemplated by this Agreement as of the Completion.

(f)	Shareholders’ Agreement. The Company, Dennis Lo and Allen Chan shall have duly executed and delivered to the Subscriber the Shareholders’ Agreement as of the Completion.

(g)

Bank Account. The Company shall have notified the Subscriber in writing the details of the bank account of the Company or Insighta Limited, a Subsidiary of the Company, to which the Subscriber shall pay the Subscription Price pursuant to Clause 3.3(b).

(h)

Restructuring. The Company shall have completed restructuring to the effect that, immediately prior to Completion, it will have in total 1,200,000 Shares, of which 650,000 Class B Shares and 130,000 Class A Shares are held by Dennis Lo and 420,000 Class A Shares are held by Allen Chan.

B

The obligations of the Company under Clause 2.1 of this Agreement to the Subscriber are subject to the fulfilment or waiver on or before the End Date of each of the following conditions, it being understood and agreed that each such Condition is solely for the benefit of the Company:

(a)

Representations and Warranties. Each representation and warranty of the Subscriber contained in Clause 4.2 of this Agreement will be true and correct in all material respects as of Completion with the same force and effect as if made on and as of Completion.

(b)

Performance. The Subscriber shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Subscriber on or before Completion.

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(c)

Qualifications. The Subscriber shall have obtained as of Completion all consents, authorisations, approvals, permits and waivers that are necessary to be obtained by the Subscriber, including the approval of the board of directors of the Subscriber, before Completion in connection with the consummation of the transactions contemplated by this Agreement.

(d)	Shareholders’ Agreement. The Subscriber shall have duly executed and delivered to the Company the Shareholders’ Agreement as of the Completion.

C

The Parties agree that the Subscription, the transaction contemplated under the Share Sale Agreement and the Take2 Transaction are inter-conditional upon each other, accordingly Completion is conditional upon fulfilment or waiver of the Conditions and the conditions as specified in the Share Sale Agreement and the relevant definitive agreements for the Take2 Transaction.

2.3	Reasonable best endeavours obligation

Each of Company and the Subscriber must:

(a)	use its reasonable best endeavours to satisfy its respective Conditions as set forth in Clause 2.2, respectively, as soon as reasonably practicable and in any event by the End Date; and

(b)	keep the other Party informed of any circumstances which may result in any Condition to be satisfied by it not being satisfied in accordance with its terms.

2.4	Waiver

If a Condition is expressed to be for the benefit of one of the Parties, that Party may at any time waive that Condition by written notice to the other Party.

3.	COMPLETION

3.1	Completion

(a)

The Company and the Subscriber agree that Completion shall take place simultaneously with completion of the Share Sale Agreement and the relevant agreement for the Take2 Transaction on the Completion Date, and at the place (or remotely via exchange of documents and signatures) as the Company and the Subscriber may agree in writing, where all the events described in Clauses 3.2 and 3.3 shall occur (such time and place, the “Completion”). Subject to the terms and conditions of this Agreement, at Completion, the Company shall allot and issue to the Subscriber the Subscription Shares in exchange for the Subscription Price.

(b)

For the avoidance of doubt, where all Conditions as described in Clause 2.2 have been fulfilled or duly waived, the Parties shall be obliged to proceed with Completion in accordance with the terms of this Agreement.

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3.2	Obligations of the Company at Completion

At Completion, the Company shall deliver to the Subscriber:

(a)	a copy of the resolutions passed by the Board and the Shareholders of the Company:

(i)	approving the execution and delivery of the Transaction Documents and all other documents and agreements in relation to the Subscription by the Company;

(ii)	approving the adoption of the Amended Articles;

(iii)	approving the issue and allotment of Subscription Shares to the Subscriber;

(iv)	authorising the issue of new share certificates in respect of the Subscription Shares in favour of the Subscriber;

(v)

approving the entry into the register of members of the Company, the name of the Subscriber as the holder of the Subscription Shares, and the making of such other entries into other corporate records of the Company as may be necessary;

(vi)	approving the execution of the Deed of Appointment in respect of the appointment of Mr. Danny Sheng Wu Yeung as the chief executive officer of the Company;

(vii)	approving the appointments of the individuals nominated by Dennis Lo, Allen Chan and the Subscriber as the directors of the Company;

(viii)	approving the repayment of the Shareholders’ Loan; and

(b)	four sets of original Shareholders’ Agreement executed by the Company, Dennis Lo and Allen Chan;

(c)

a certificate executed by a director of the Company dated as of Completion (i) stating that the Conditions specified in Clause 2.2A hereof have been fulfilled as of the date of the Completion, and (ii) attaching thereto copies of all resolutions approved by the Shareholders and the Board related to the transactions contemplated hereunder;

(d)	two sets of original Deed of Appointment executed by the Company;

(e)	on Completion Date, a copy of the updated register of members of the Company showing the Subscriber as the holder of the Subscription Shares, certified by the registered agent of the Company; and

(f)

a copy of the updated register of directors of the Company showing the individuals nominated by Dennis Lo, Allen Chan and the Subscriber as the directors of the Company, certified by the registered agent of the Company.

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3.3	Obligations of the Subscriber on Completion

On Completion and subject to the Company’s satisfaction of Clauses 2.2A and 3.2, the Subscriber shall:

(a)	deliver to the Company an application for the Subscription Shares, duly completed and executed by the Subscriber, in the form set out in Schedule 2;

(b)

pay the Subscription Price to the Company by telegraphic transfer to the bank account as referred in Clause 2.2A(g) with the details of which as the Company may notify the Subscriber not later than three (3) Business Days prior to Completion;

(c)

deliver to the Company a certificate executed by a director of the Subscriber dated as of the Completion (i) stating that the Conditions specified in Clause 2.2B hereof have been fulfilled as of the date of the Completion, and (ii) attaching thereto copies of all resolutions approved by the board of directors of Subscriber related to the transactions contemplated hereunder;

(d)	deliver to the Company two sets of original Deed of Appointment executed by Mr. Danny Sheng Wu Yeung; and

(e)	deliver to the Company four sets of original Shareholders’ Agreement executed by the Subscriber.

4.	WARRANTIES

4.1	Warranties by the Company

The Company, represents and warrants to the Subscriber that each of the following statements is correct and not misleading in any material respect on and as of the date of this Agreement and shall remain correct and not misleading, in any material respect, as at Completion Date:

(a)	(incorporation) each Group Member has been duly incorporated in accordance with the laws in its place of incorporation and is validly existing under those laws;

(b)	(power) it has the power to enter into and perform this Agreement and each document to be executed at or before Completion to which it is a party and to comply with its obligations under them;

(c)

(authorisations) it has in full force and effect the authorisations necessary for it to enter into this Agreement and each document to be executed at or before Completion to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced;

(d)	(validity of obligations) its obligations under this Agreement are valid and binding and enforceable against it; and

(e)

(no contravention) this Agreement and the performance of its obligations under it do not contravene its constitution (where applicable) or any law or regulation by which it is bound or cause a default under any agreement, undertaking or other obligation by which it is bound.

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4.2	Warranties by the Subscriber

The Subscriber, represents and warrants to the Company that each of the following statements is true, correct, complete and not misleading on the date of this Agreement and will be correct and not misleading, in any material respect, as at the Completion Date:

(a)	(incorporation) it has been duly incorporated in accordance with the laws in its place of incorporation and is validly existing under those laws;

(b)	(power) it has the power to enter into and perform this Agreement and each document to be executed at or before Completion to which it is a party and to comply with its obligations under them;

(c)

(authorisations) it has in full force and effect the authorisations necessary for it to enter into this Agreement and each document to be executed at or before Completion to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced;

(d)	(validity of obligations) its obligations under this Agreement are valid and binding and enforceable against it; and

(e)

(no contravention) this Agreement and the performance of its obligations under it do not contravene its constitution (where applicable) or any law or regulation by which it is bound or cause a default under any agreement, undertaking or other obligation by which it is bound.

5.	DEFAULT AND TERMINATION

5.1	Termination of agreement for non-satisfaction of Conditions

(a)

If a Condition in Clause 2.2A is not satisfied as required or a closing deliverable under Clause 3.2 is not duly delivered by the Company or otherwise duly waived by the Subscriber by 5.00 p.m. on the End Date, then this Agreement may be terminated by the Subscriber by written notice to the Company; or

(b)

If a Condition in Clause 2.2B is not satisfied as required or a closing deliverable under Clause 3.3 is not duly delivered by the Subscriber or otherwise duly waived by the Company by 5.00 p.m. on the End Date, then this Agreement may be terminated by the Company by written notice to the Subscriber.

5.2	Effect of termination

(a)

If this Agreement is terminated under Clause 5.1, then, in addition to any other rights, powers or remedies provided by law, each Party retains the rights it has against the other Party in connection with any breach or claim that has arisen before termination.

(b)

The termination of this Agreement under this Clause does not affect any other rights the Parties have against one another at law or in equity and Clause 1 (“Interpretation”), Clause 7 (“Confidentiality”), Clause 8 (“Costs”), Clause 9.1 (“Notices”) and Clause 9.15 (“Governing law and dispute resolutions”) shall survive the termination of this Agreement.

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6.	POST-COMPLETION UNDERTAKINGS

6.1	Further assurances

The Parties shall use all reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Party hereto in doing, all things necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including but not limited to satisfying the Conditions and requirements set forth in Clauses 2 and 3, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

6.2	Share certificate

As soon as practicable after Completion, and in any event no later than five (5) Business Days after Completion, the Company shall provide the original(s) of the duly issued share certificate or certificates to the Subscriber representing the Subscription Shares, duly signed and sealed for and on behalf of the Company.

6.3	Shareholders’ Loan

The Parties shall procure the Company to fully repay the Shareholders’ Loan to Dennis Lo and Allen Chan within seven (7) days after the Completion.

6.4	Share option scheme

The Parties agree that, after Completion, the Company shall implement a share option plan for its directors, officers, consultants, advisors and employees, and the relevant Shares to be allotted and issued pursuant to such share option plan shall represent ten percent (10%) of the total issued share capital of the Company immediately after Completion, or shall otherwise be determined by the Board after Completion.

7.	CONFIDENTIALITY

7.1	Confidential Information

No Confidential Information of any Party hereto (the “disclosing party” for the purpose of Clause 7) received by the other Party hereto (the “receiving party” for the purpose of this Clause 7) or its Representatives, may be disclosed by such receiving party to any other Person except:

(a)	to its Representatives, requiring the information for the purposes of this Agreement;

(b)	with the consent of the disclosing party; or

(c)

to the extent the Subscriber is the receiving party, if the Subscriber is required or requested to do so by law, regulation, legal process or the rules or order of any Government Agency or by the requirements of SEC or the relevant stock exchange, whether or not the requirement has the force of law, and such receiving party shall procure any of its Representatives that has received such Confidential Information to comply with above as if such Representative is a receiving party and shall be responsible for any violation of this Clause 7 by its Representative.

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7.2	Announcements or releases

A Party may not make press or other announcements or releases relating to this Agreement and the matters referred to in this Agreement and the other Transaction Documents without the prior approval of the other Party to the form and manner of the announcement or release unless and to the extent that disclosure is required or requested to be made by a Party by law, regulation, legal process or the rules or order of any Government Agency or by the requirements of SEC or the relevant a stock exchange, whether or not the requirement has the force of law. To the extent that the announcement or release is so required or requested to be made by any Party, the disclosing party must, as far as reasonably practicable and legally permissible, consult with the other Party as to the content any such announcement or release.

8.	COSTS

8.1	Legal costs

Each Party agrees to pay its own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of the Transaction Documents.

8.2	Electronic transfer

In respect of any electronic transfer for same-day value made in connection with this Agreement, any costs or bank or other charges of the sending bank shall be borne by the Party making that payment.

9.	GENERAL

9.1	Notices

Any notice or other communication given or made under this Agreement shall be in writing and shall, unless otherwise specified, be in English. Any such notice or other communication shall be sent to the address or the email address of each Party as identified with its name below, or as otherwise advised by any Party to this Agreement from time to time, and marked for the attention of the Person stated below.

Company
Address	:	21C, Emperor Height, 5 Cox’s Road, Jordan, Kowloon, Hong Kong
Email address	:	corporate.affairs@insighta.com
Attention	:	Board of Directors

Subscriber
Address	:	Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong
Email address	:	danny@prenetics.com
Attention	:	Mr. Danny Sheng Wu Yeung

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Any notice if so addressed shall be deemed to have been duly given or made as follows:

(a)	if sent by personal delivery, upon delivery at the address of the relevant Party;

(b)	if sent by post, two (2) Business Days (if posted within Hong Kong) or five (5) Business Days (if posted outside of Hong Kong) after the date of posting; and

(c)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	four (4) hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

9.2	Changes to addresses

A Party may notify the other Party to this Agreement of a change to its relevant address or email address for the purposes of this Clause 9 provided that such notification shall only be effective on:

(i)	the date specified in the notification as the date on which the change is to take place; or

(ii)

if no date is specified or the date specified is earlier than the date on which a notice is deemed under Clause 9.1 to have been duly given, the date on which such notice is so deemed to have been duly given.

9.3	No assignment

A Party must not assign, transfer, dispose of or otherwise part with any of its rights under this Agreement without the consent of the other Party. Any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns.

9.4	Severability

If any provision of this Agreement is held by a court of competent jurisdiction or arbitral tribunal to be invalid or unenforceable the other provisions shall remain in full force to the fullest extent permitted by law. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force to the extent not held invalid or unenforceable and the provision in question shall apply with any modification that may be necessary to make it valid or enforceable.

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9.5	Discretion in exercising rights

A Party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.

9.6	Failure to exercise rights

Except as otherwise set out in this Agreement or expressly agreed by the Parties in writing, any partial exercise, failure to exercise, or delay in exercising, a right or remedy provided under this Agreement or by law does not operate as a waiver or prevent or restrict any further or other exercise of that or any other right or remedy in accordance with this Agreement.

9.7	No liability for loss

(a)

Except as otherwise set out in this Agreement, a Party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy that is available to it under this Agreement.

(b)

Except as otherwise provided in this Agreement, the rights and remedies under this Agreement are cumulative, may be exercised as often as the relevant Party considers appropriate and are in addition to its rights and remedies provided by Applicable Laws.

9.8	Approvals and consents

By giving its approval or consent a Party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

9.9	Remedies cumulative

The rights and remedies provided in this Agreement are in addition to other rights and remedies given by law independently of this Agreement.

9.10	Rights and obligations are unaffected

Rights given to the Parties under this Agreement and the Parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

9.11	Variation and waiver

(a)

A provision of this Agreement or a right created under it, may not be waived or varied unless it is in writing and signed by or on behalf of the Company and Subscriber (or, in the case of a waiver, by or on behalf of the Party waiving compliance).

(b)

Unless expressly agreed, no variation or waiver of any provision of this Agreement shall constitute a general variation or waiver of any provision of this Agreement, nor shall it affect any rights, obligations or liabilities under this Agreement that have already accrued up to the date of variation or waiver, and the rights and obligations of the Parties under this Agreement shall remain in full force, except and only to the extent that they are so varied or waived.

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(c)	Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.

9.12	Survival of Warranties

The representations and warranties of the Company and the Subscriber made in writing in this Agreement shall be true and correct as of the date of this Agreement and shall remain true and correct until and as of the date of the Completion.

9.13	Further steps

Each Party agrees, at its own expense but subject to Clause 8 hereof, to do anything the other Party reasonably requests (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

9.14	Entire agreement

This Agreement, together with other Transaction Documents, constitutes the entire agreements of the Parties about its subject matter. It supersedes all previous agreements (whether written or oral), understandings and negotiations on that subject matter.

9.15	Governing law and dispute resolutions

(a)

The construction, validity and performance of this Agreement and all non-contractual obligations (if any) arising from or connected with this Agreement shall be governed by the laws in force in Hong Kong.

(b)

The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. In the event the negotiations cannot resolve any such dispute between the Parties within thirty (30) days, such dispute shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b). The seat of arbitration shall be Hong Kong. There shall be one (1) arbitrator jointly nominated by Parties, who shall be qualified to practice the laws of the Hong Kong. In the event that the Parties cannot jointly agree on an arbitrator, the HKIAC shall appoint an arbitrator. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the Parties thereto.

9.16	Serving documents

Without preventing any other method of service, any document in an action may be served on a Party by being delivered to or left at that Party’s address in Clause 9.1.

20

9.17	Counterparts

This Agreement may consist of a number of copies, each signed by one or more Parties to the agreement. If there are a number of signed copies they are treated as making up the one document and the date on which the last counterpart is executed is the date of the agreement. Facsimile signatures, electronic signatures or signatures sent by email attachment shall be valid and binding to the same extent as original signatures. This Agreement shall not be effective until each Party has executed at least one counterpart.

9.18	References to certain general terms

Unless the contrary intention appears, a reference in this Agreement to:

(a)	(variations or replacements) a document (including this Agreement) includes any variation or replacement of it;

(b)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	(singular includes plural) the singular includes the plural and vice versa;

(d)	(executors, administrators, successors) a particular Person includes a reference to the Person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(e)	(two or more Persons) an agreement, representation or warranty in favour of two or more Persons is for the benefit of them jointly and each of them individually;

(f)	(dollars) US$ is a reference to the lawful currency of the United States of America and HK$ is a reference to the lawful currency of Hong Kong;

(g)

(meaning not limited) the words “include”, “including”, “for example” or “such as”, when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(h)

(other) general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters of things;

(i)	(matter) references to any “matter” shall be deemed to include any fact, matter, event or circumstance (including any omission to act);

(j)

(in writing) references to “writing” or “written” include any method of reproducing words or text in a legible and non-transitory form and, for the avoidance of doubt, shall include text transmitted by e-mail; and

(k)

when calculating the period of time before which, within which or following which any act is to be done or step taken under this Agreement, the date that is the reference date in calculating the period shall be excluded. If the last day of that period is not a Business Day, the period in question shall end on the next Business Day.

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9.19	Next day

If an act under this Agreement to be done by a Party on or by a given day is done after 5:30 pm on that day, it is taken to be done on the next day.

9.20	Next Business Day

If an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

9.21	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only. They do not affect the interpretation of this Agreement.

9.22	Third Party Rights

Except as expressly provided in this Agreement, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Ordinance.

EXECUTED as an agreement

22

SCHEDULE 1

PARTICULARS OF THE SUBSCRIBER

Details of Subscriber

	Name	Address and Email	Number of the Subscription Shares	Shares Subscription Price (US$)
1	Prenetics Global Limited	Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands Attention: Mr. Danny Sheng Wu Yeung Email: danny@prenetics.com	800,000	80,000,000.00

SCHEDULE 1

SCHEDULE 2

SUBSCRIPTION FORM

To:	Insighta Holdings Limited (the “Company”)

The offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands

Attention: The Board of Directors of the Company

[date]

Dear Sirs

Application for shares pursuant to the Share Subscription Agreement dated [l] 2023

We, Prenetics Global Limited, of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands:

(a)

hereby apply for the allotment of 800,000 the Subscription Shares in the capital of the Company to be credited as fully-paid in consideration of our payment of the Subscription Price under the Share Subscription Agreement entered into between the Company and us on [l] 2023;

(b)	agree to be bound by the Amended Articles; and

(c)	authorise you to enter our/my name in the register of members of the Company as the holder of the Subscription Shares.

Capitalised terms which are used but not defined in this application have the meaning given to them (if any) in the Share Subscription Agreement.

Yours faithfully

For and on behalf of

Prenetics Global Limited

Name: Title:

SCHEDULE 2

SCHEDULE 3

FORM OF SHAREHOLDERS’ AGREEMENT

SCHEDULE 3

Shareholders’ Agreement

Dated                 2023

By and between

Lo Yuk Ming Dennis

Chan Kwan Chee

(collectively, the “Founders”)

Insighta Holdings Limited

(the “Company”)

and

Prenetics Global Limited

(“Prenetics”)

Shareholders’ Agreement

-i-

Shareholders’ Agreement

Contents (continued)

-ii-

Shareholders’ Agreement

Contents (continued)

Page
16. QUALIFIED IPO; OBLIGATIONS RELATING TO QUALIFIED IPO	24
17. LIQUIDATION PREFERENCE	24
18. REPRESENTATIONS, WARRANTIES	25
19. TERM	25
19.1 Commencement	25
19.2 Transfer of Shares	25
19.3 Certain provisions continue	25
20. NOTICES AND OTHER COMMUNICATIONS	25
20.1 Form—all communications	25
20.2 Form—communications sent by email	26
20.3 Delivery	26
20.4 When effective	27
20.5 When taken to be received	27
20.6 Receipt—general	27
21. GENERAL	27
21.1 Discretion in exercising rights	27
21.2 No waiver of rights	27
21.3 No liability for loss	27
21.4 Approvals and consents	28
21.5 Remedies cumulative	28
21.6 Further steps	28
21.7 Entire agreement	28
21.8 Construction	28
21.9 No assignment	28
21.10 Severability	28
21.11 Third Parties	28
21.12 Counterparts	29
22. GOVERNING LAW AND DISPUTE RESOLUTIONS	29
SCHEDULE 1—MATTERS REQUIRING A SUPERMAJORITY DIRECTORS’ RESOLUTION	1
SCHEDULE 2—ACCESSION AGREEMENT	2

-iii-

DETAILS

Parties	Lo Yuk Ming Dennis, Chan Kwan Chee, the Company and Prenetics

Lo Yuk Ming Dennis	Address	Flat 8B, Highview, 1A Cox’s Road, Kowloon, Hong Kong
	Email	dennis.lo@me.com

Chan Kwan Chee	Address	21C, Emperor Height, 5 Cox’s Road, Jordan, Kowloon, Hong Kong
	Email	allenkc.cuhk@gmail.com

Company	Name	Insighta Holdings Limited

	Address	Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands

	Email	corporate.affairs@insighta.com

	Attention	The Board of Directors

Prenetics	Name	Prenetics Global Limited

	Address	Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands

	Email	danny@prenetics.com

	Attention	Mr. Danny Sheng Wu Yeung

1

Recitals

A  As of Completion (as defined in the Share Subscription Agreement), the issued share capital of the Company comprises 1,350,000 Class A Shares (as defined herein) and 650,000 Class B Shares (as defined herein), held by the following parties:

Name of Shareholders	Number and class of Shares	Percentage of issued share capital (%)
Prenetics Global Limited	1,000,000 Class A Shares	50.00
Lo Yuk Ming Dennis	650,000 Class B Shares	32.50
Chan Kwan Chee	350,000 Class A Shares	17.50

Total	2,000,000	100.00

B   Prenetics has agreed to subscribe to the Company for, and the Company has agreed to issue to Prenetics, at Completion, certain Class A Shares of the Company on the terms and conditions set forth in the Share Subscription Agreement dated 25 June 2023 (the “Share Subscription Agreement”) by and between the Company and Prenetics;

C  Prenetics has agreed to purchase from the Founders and the Founders have agreed to sell to Prenetics, at Completion, certain Class A Shares of the Company on the terms and conditions set forth in the Share Sale Agreement dated 25 June 2023 (the “Share Sale Agreement”) by and between the Founders and Prenetics;

D The obligations of the parties under the Share Subscription Agreement are conditioned upon the execution and delivery of this Agreement.

E   The purpose of this Agreement is for the Parties to record their agreement in relation to the operation of the business to be carried on by, the control, management and funding of, and the Shareholders’ rights and obligations as members of the Company.

Governing law	Hong Kong

Date of agreement	See Signing Page

1

GENERAL TERMS

1.	INTERPRETATION

1.1	Definitions

These meanings apply unless the contrary intention appears:

Accepting Shareholder has the meaning given in Clause 9.3.

Accession Agreement means an agreement in the form of schedule 2.

Affiliates of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, a Person shall be deemed to be “controlled by” another Person if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Agreement means this shareholders’ agreement.

Articles means the second amended and restated memorandum and articles of association of the Company, as may be further amended, restated and adopted by the Company from time to time.

Board means the board of directors of the Company.

Business Day means a day other than a Saturday, Sunday or a public holiday in Hong Kong and the Cayman Islands.

Chairperson means the person appointed as Chairperson under Clause 6.6 of this Agreement.

Change of Control has the meaning given to it in Clause 15.1.

Class A Shares means Class A ordinary shares with par value of US$0.0001 each in the share capital of the Company, each having the rights set out in the Articles.

Class B Shares means Class B ordinary shares with par value of US$0.0001 each in the share capital of the Company, each having the rights set out in the Articles.

Companies Act means the Companies Act (as revised) of the Cayman Islands, as amended, consolidated or otherwise modified from time to time.

Confidential Information means (a) any information concerning the organisation, business, material contracts, technology, intellectual properties, know-how, trade secrets, finance, customers, suppliers, transactions or affairs of the Company, any Subsidiary or any other party or any of their respective Affiliates or the directors, officers or employees of the foregoing (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement); (b) the existence and terms of this Agreement, the other Transaction Documents and any of the other agreements or documents entered into with respect to the transactions contemplated under the Transaction Documents, and the identities of the parties hereto and thereto and their respective Affiliates; and (c) any information or materials prepared by a Party or its/his Representatives that contains or otherwise reflects, or is generated from, Confidential Information.

2

Danny Yeung means Danny Sheng Wu Yeung.

Declined Shares means the part of a Shareholder’s entitlement to New Shares which is not taken up by that Shareholder.

Deeds means the Deed of Undertakings made on the date of this Agreement by and among the Company, its Subsidiary and the Founders, and the Deed of Appointment made on the date of this Agreement by and between the Company and Danny Yeung.

Dennis Lo means Lo Yuk Ming Dennis.

Defaulting Shareholder is a Shareholder who comes within Clause 10.1.

Details means the section of this Agreement headed “Details”.

Directors means all or some of the directors of the Company from time to time (each a “Director”).

Drag Along Notice means a notice provided by a Seller to the Minority Shareholders under Clause 15.

Encumbrance means any mortgage, lien, charge, pledge, restriction, assignment, hypothecation, security interest, title retention or any other arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any arrangement to create any of the same.

Excluded Information means Confidential Information which:

(a)	is in, or becomes part of, the public domain other than through breach of this Agreement or an obligation of confidence owed to the Company;

(b)

a Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Company or a Shareholder (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c)	a Party acquires from a source other than the Company or a Shareholder where the source is entitled to disclose it.

Fair Market Value means an amount determined under Clause 11.

Founders means Lo Yuk Ming Dennis and Chan Kwan Chee.

Government Agency means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

Group means the Company and all direct or indirect, existing or future Subsidiary of each of the foregoing and any one of them, the “Group Member”.

3

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China.

Initial Offer means the initial offer made by a Seller in a Transfer Notice to Transfer Sale Shares to the other Shareholders under Clause 9.1.

Invitation to Tag Along means a notice given by a Seller to the Tag Along Shareholders, offering each of them a Tag Along Option under Clause 14.1.

Issue Price means the issue price of New Shares determined under Clause 7.2.

Liquidation Transaction means whether in a single transaction or series of related transactions, (A) any merger, amalgamation, consolidation, acquisition, share purchase, reorganisation or scheme thereof or other business combination in which the Shareholders owning a majority of the voting power or voting share of the Group immediately prior to such transaction do not own a majority of the voting power or voting share of the Group or the surviving or acquiring person following such transaction, or (B) a sale of all or substantially all of the Group’s assets (including the exclusive licensing, assignment, transfer or other disposition of all or substantially all the intellectual property of the Group to a third party) in a transaction.

Minority Shareholder has the meaning given in Clause 15.1.

New Shares means Shares issued or proposed to be issued under Clause 7.

Notice of Issue means the notice given by the Company to Shareholders to advise them of the issue of New Shares under Clause 7.1.

Offer Period means the period during which an offer made in a Transfer Notice under Clause 9 or 10 (as the context requires) is open.

Offeree has the meaning given in Clause 9.1.

Original Prenetics Shares means 1,000,000 Class A Shares held by Prenetics as at the date of this Agreement.

Original Share Price means US$100.00 per share.

Permitted Transfer means a Transfer referred to in

Clause 8.1(a) or a Transfer by any Shareholder with prior written consent of the other Shareholders.

Person means any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organisation or governmental or regulatory authority.

Purchaser means a third party purchaser of Shares being transferred under Clause 9.

Qualified Exchange means the Main Board of The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the NASDAQ Global Market or such other internationally recognised investment exchange of the same or higher international standing as may be approved by each of the Shareholders.

4

Qualified IPO means the Company’s first underwritten firm-commitment public offering of the Shares on a Qualified Exchange with the aggregate net proceeds of US$100,000,000 or more (after deduction of underwriting discounts and commissions and other expenses) and duly approved pursuant to this Agreement.

Receiver includes a receiver or receiver and manager.

Relevant Time is defined in Clause 12.3.

Representative means an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of a Party or of an Affiliate of that Party.

Requisite Shareholders has the meaning given in Clause 15.1.

Respective Proportion means, unless otherwise specified in this Agreement:

(a)	when used in relation to all Shareholders, the proportions which their respective Shareholdings bear to all of the issued and outstanding Shares (on an as converted basis); or

(b)	when used in relation to less than all the Shareholders, the proportions which their respective Shareholdings bear to their aggregate outstanding Shareholdings (on an as converted basis).

Sale Price means the price of Shares offered for sale under Clause 9, 10, 14 or 15, as applicable.

Sale Shares means Shares being transferred by a Seller or a Defaulting Shareholder under Clause 9 or 10, respectively.

SEC means the United States Securities and Exchange Commission.

Securities means Shares, any securities or instruments convertible into Shares, and any options to subscribe for any such Shares or convertible securities or instruments.

Seller means a Shareholder who proposes to transfer Shares under Clauses 9, 14 and 15, as applicable.

Shareholders means the holder of Shares of the Company.

Shareholding means the Shares held by a Shareholder.

Shares means Class A Shares and Class B Shares.

Shortfall Offer has the meaning given in Clause 9.4.

Subsidiary means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with any accounting standard, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Members.

5

Supermajority Directors’ Resolution means a resolution approved by all the Directors appointed by the Founders and Prenetics who are not disqualified from voting on that resolution.

Tag Along Option has the meaning given in Clause 14.1.

Tag Along Shareholder has the meaning given in Clause 14.1.

Third Party Offer has the meaning given in Clause 9.1.

Transaction Documents means this Agreement, the Articles, Shares Subscription Agreement, Share Sale Agreement and the Deeds and each of the documents, instruments, certificates and other ancillary documents required to be entered into or delivered by the Parties or their Affiliates in accordance with the terms of this Agreement.

Transfer means directly or indirectly, sell, give, transfer, assign or otherwise dispose of or deal with any legal or equitable interest in a Share, the use of “Transfer” as a noun, “Transferring”, “Transferred” shall be construed accordingly.

Transfer Notice means the written notice given by a Seller to the other Shareholders offering to sell them its Respective Proportion of the Sale Shares under Clause 9 or taken to have been given under Clause 10.2.

Transferee means a person who accepts a Transfer of Shares under Clauses 8, 9 or 10, as applicable.

Transferor means a Shareholder who Transfers Shares, a Seller or a Defaulting Shareholder under Clauses 9, 10, 14 or 15, as applicable.

Unaccepted Shares means the balance of Sale Shares not accepted by Shareholders in receipt of a Transfer Notice within the Offer Period, under Clause 9 or 10, as applicable.

Unrelated Shareholders has the meaning given in Clause 10.2.

US$ means the lawful currency of the United States of America.

1.2	Recitals, schedules, etc.

References to this Agreement shall include the Recitals and Schedules which form part of this Agreement for all purposes. The Recitals do not create binding obligations on a Party. References in this Agreement to the “Parties”, the “Recitals”, “Schedules” and “Clauses” are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this Agreement. References to paragraphs in each Schedule are references to paragraphs in that particular Schedule.

1.3	References to certain general terms

Unless the contrary intention appears, a reference in this Agreement to:

6

(a)	(variations or replacement) a document (including this Agreement) includes any variation or replacement of it;

(b)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	(law) law means common law, principles of equity, and laws and regulations made by any governmental or regulatory authority;

(d)	(singular includes plural) the singular includes the plural and vice versa;

(e)

(as-converted; fully diluted) reference to “on an as-converted basis” or “on a fully diluted basis” means that the calculation is to be made assuming that all outstanding Securities, convertible into or exercisable or exchangeable for the Shares, as applicable (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged;

(f)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g)	(two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(h)	(jointly and individually) unless the context otherwise requires, an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(i)	(calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(j)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(k)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(l)

(meaning not limited) the words “include”, “including”, “for example” or “such as” are not used as, nor are they to be interpreted as words of limitation and when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(m)	(next day) if an act under this Agreement to be done by a Party on or by a given day is done after 5:30 p.m. on that day, it is taken to be done on the next day;

(n)	(time of day) time is a reference to Hong Kong; and

(o)	(reference to anything) anything (including any amount) is a reference to the whole and each part of it.

7

1.4	Next Business Day

If an event under this Agreement must occur on a stipulated day which is not a Business Day, then the stipulated day will be taken to be the next Business Day.

1.5	Headings

Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	RELATIONSHIP OF SHAREHOLDERS

This Agreement does not create a relationship of employment, trust, agency or partnership between the Shareholders. Each Shareholder is responsible for its own obligations arising under this Agreement and is not liable for any other Shareholder’s obligations.

3.	EFFECTIVENESS OF AGREEMENT

This Agreement comes into effect on and from the date of this Agreement. In the event of any conflict or inconsistency between the terms and conditions hereof and any provisions set forth in the Articles, the terms and conditions set forth in this Agreement shall prevail to the extent permitted by applicable laws.

4.	FINANCIAL ARRANGEMENTS

4.1	Further funding

Prenetics is not under any obligation to provide any financial accommodation, guarantee or other similar commitment or comfort in relation to the Group.

5.	SHAREHOLDER CONTROL

5.1	Rights of Class B Shares

Class B Shares shall have “super voting rights”, whereby each Class B Share shall be entitled to twenty (20) votes on all matters subject to a vote of the Shareholders, and all other rights and powers as specified in the Articles.

5.2	Variation or waiver

There shall be no variation or waiver of any provision of (i) this Agreement; or (ii) the Articles or the charter documents of any Group Member, to the extent that such variation or waiver involves matters set out in this Agreement, without the approval of Prenetics and the Founders.

5.3	Modification of rights

Any variation of rights conferred by Shares or Securities of the Company that would result in a detrimental effect on the rights of the holders of such Shares or Securities shall be subject to the approval of the majority of the Shareholders in that class.

5.4	Notice of Shareholders’ meetings

Unless all Shareholders agree to meet at short notice, they must receive at least five (5) days’ prior written notice of each meeting of Shareholders.

8

5.5	Shareholders’ meeting quorum

The presence, in Person or by telephone, electronic or other means of communication, of Prenetics and the Founders are required to constitute the quorum for the meeting.

5.6	If quorum not present

If a quorum is not present at a meeting of Shareholders within thirty (30) minutes from the time stated in the notice of meeting, the meeting stands adjourned to such other day and time, not less than five (5) days after the meeting, as is specified in a further notice of meeting dispatched to all of the Shareholders.

5.7	Quorum at adjourned Shareholders’ meeting

At a meeting adjourned under Clause 5.6, the quorum shall be any two (2) Shareholders of the Company.

5.8	Circulating resolutions of Shareholders

A written resolution signed by all of the Shareholders, including both Prenetics and the Founders (who are not disqualified from voting on that resolution), is taken to be a resolution of Shareholders without the need for a meeting. A copy of a written resolution passed in accordance with this Clause must be provided to each of the Directors and Shareholders as soon as practicable.

6.	BOARD CONTROL AND COMPOSITION

6.1	Role of the Board

Subject to the Companies Act and Clause 6.2(a), the Board is responsible for the overall direction and management of the Group and the formulation of the policies to be applied to the Group and the business of the Group.

6.2	Matters to be determined by Directors

(a)

Subject to applicable law, each Group Member shall not carry out any of the actions or matters listed in schedule 1 unless approved by the Board by a Supermajority Directors’ Resolution, and the board of directors of each Group Member shall not approve, authorise, ratify or consent to any of the actions or matters listed in schedule 1 without the prior Supermajority Directors’ Resolutions of the Company.

(b)

The appointment of Danny Yeung as chief executive officer shall not be terminated unless a resolution is passed by four (4) out of five (5) Directors (which four (4) Directors shall include one (1) Director appointed by Prenetics), provided that Danny Yeung shall abstain from voting on such resolution.

6.3	Nomination of Directors by Dennis Lo and Prenetics

Subject to Clause 6.5, each of Dennis Lo and Prenetics shall have the right to nominate members of the Board according to this Clause 6.3:

9

(a)

Three (3) Directors may be nominated by each of Dennis Lo and Prenetics, for so long as the Founders (in aggregate) or Prenetics (as the case may be) maintains no less than thirty-six percent (36%) shareholding in the Company on a fully diluted basis;

(b)

two (2) Directors may be nominated by each of Dennis Lo and Prenetics, for so long as the Founders (in aggregate) or Prenetics (as the case may be) maintains below thirty-six percent (36%) and no less than twenty-four percent (24%) shareholding in the Company on a fully diluted basis;

(c)

one (1) Director may be nominated by each of Dennis Lo and Prenetics, for so long as the Founders (in aggregate) or Prenetics (as the case may be) maintains below twenty-four percent (24%) and no less than twelve percent (12%) shareholding in the Company on a fully diluted basis; and

(d)

for the avoidance of doubt, each of Dennis Lo and Prenetics shall not be entitled to nominate any Director when the respective shareholdings of the Founders (in aggregate) or Prenetics (as the case may be) in the Company falls below twelve percent (12%) on a fully diluted basis.

For the purpose of this Clause 6.3, the Founders’ shareholding in the Company shall include any shares transferred by a Founder to his Permitted Transferee (as defined under the Articles) pursuant to a Permitted Transfer.

6.4	Nomination of additional Directors

Subject to Clause 6.5, where the number of Directors nominated by Dennis Lo is less than the total number of Directors nominated by Prenetics and other Shareholders, Dennis Lo shall have the right to nominate such number of additional Directors so as to maintain more than fifty percent (50%) of the vote of the Board.

6.5	Appointment and removal of Directors

The following applies to the appointment and removal of Directors:

(a)

subject to the Companies Act, a Director may only be removed, with or without cause, by the Shareholder who nominated such Director and such Shareholder may also replace any Director so removed, provided that any Director nominated by Prenetics may only be removed and replaced with the approval of Dennis Lo;

(b)

an appointment or removal under this Clause 6.5, must be by written notice to the registered office of the Company, signed by a director or officer of the Shareholder. The notice takes effect immediately on its receipt by the Company, or at a later time (not exceeding five (5) Business Days) specified in the notice; and

(c)

subject to Clause 6.5(a) above, if a Shareholder wishes to appoint or remove a person as a Director pursuant to this Clause 6.5, the other Shareholders must do whatever is reasonably necessary (including convening any Directors’ meeting) to facilitate the appointment or removal of the person as a Director.

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6.6	Chairperson

Dennis Lo shall be the Chairperson of the Board. He is entitled to a casting vote with respect to any matter submitted for resolution at any meeting of the Board and where the vote with respect to such matter is tied.

6.7	Directors’ and officers’ insurance

At such time as may be determined by the Board, the Company shall obtain and maintain directors’ and officers’ liability insurance in an amount and on other terms acceptable to the Board. The Company will promptly reimburse each Director for all reasonable out-of-pocket expenses incurred in connection with attending Board meetings. To the maximum extent permitted by the applicable laws of the jurisdiction in which the Company is organised, the Company shall indemnify and hold harmless each of its Directors.

7.	FURTHER ISSUE OF SHARES

7.1	Notice of Issue to be given

Each of the Founders and Prenetics and any assignee to which rights under this Clause 7 have been duly assigned in accordance with this Agreement (each of such Shareholders and any such assignee being hereinafter referred to as a “Participation Rights Holder”) shall have a participation right to purchase a Respective Proportion of all or any part of the New Shares that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Subject to Clause 7.8, if the Company proposes to issue New Shares, the Company shall give a Notice of Issue to each Participation Rights Holder, specifying:

(a)	the total number of New Shares to be offered;

(b)	the number of New Shares for which each Participation Rights Holder is entitled to subscribe, being its Respective Proportion of the total number of New Shares specified;

(c)	the Issue Price of each New Share;

(d)	the date by which the offer of New Shares must be accepted; and

(e)	the date for subscription, and any other terms of the offer of the New Shares.

For the avoidance of doubt, a Participation Rights Holder’s “Respective Proportion” under this Clause 7 is the ratio of (i) the number of outstanding Shares (on an as converted basis) held by such Participation Rights Holder, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Participation Rights Holders, immediately prior to the issuance of New Shares giving rise to the Right of Participation.

7.2	Issue Price

The Issue Price of any New Share is:

(a)	a price per New Share agreed and approved by the Directors;

(b)	failing agreement, to be determined in accordance with Clause 11 as if the New Shares were Sale Shares.

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7.3	Notice of acceptance

Within ten (10) Business Days of receipt of a Notice of Issue, a Participation Rights Holder who wants to take up all or part of its entitlement to the New Shares must give a notice of acceptance to the Company specifying:

(a)	the number of New Shares that the Participation Rights Holder wants to take up; and

(b)	the number or value (if any) of New Shares in excess of the Participation Rights Holder’s entitlement, for which the Shareholder would be prepared to subscribe.

7.4	Failure to give a notice of acceptance

If a Participation Rights Holder fails to give a notice of acceptance within the period stated in Clause 7.3, it is taken to have waived its right to participate in that issue of such New Shares.

7.5	Allocation of Declined Shares

If a Participation Rights Holder does not take up all of its entitlement to New Shares offered under Clause 7.1, then the Declined Shares must be offered (on the same terms as specified in the relevant Notice of Issue) firstly to those Participation Rights Holders who have offered to take up New Shares additional to their entitlements in their Respective Proportions. The process is to be repeated in respect of any remaining Declined Shares until all of the Declined Shares are taken up, or until no Participation Rights Holder accepts an offer to take up further Declined Shares.

7.6	Issue of remaining Declined Shares to third parties

Subject to compliance with Clause 7.5, if the Participation Rights Holders do not take up all of the Declined Shares, the Company may, during the period of five (5) Business Days following completion of the offers of New Shares under Clause 7.5, issue the remaining Declined Shares to any third parties the Directors determine, on terms no less favourable than were offered to the Shareholders. In the event that the Company has not issued and sold such Declined Shares within such prescribed period, then the Company shall not thereafter issue or sell any New Shares without first offering such New Shares to the Participation Rights Holders pursuant to this Clause 7.

7.7	Issue of other Securities

The right of first refusal under this Clause 7 also applies to a proposed issue of any other Securities by the Company, subject to Clause 7.8.

7.8	Excluded issues

The right of first refusal under this Clause 7 does not apply to any of the following:

(a)	(employee share options) Securities issued to employees, Directors or consultants of the Company under any employee option schemes of the Company (“Employee Option Scheme”);

(b)	(shares issued under the Subscription Agreement) Shares issued or issuable pursuant to the Share Subscription Agreement;

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(c)

(acquisitions) Securities issued as payment for an acquisition of a property, business or asset by the Company or in connection with a joint venture, marketing, distribution or technology transfer or development arrangement;

(d)

(capital structure) Securities issued in connection with any Share split, dividend or recapitalisation by the Company, in which all Participation Rights Holders are entitled to participate on a pro rata basis, or on conversion of any convertible Securities outstanding as of the date of this Agreement; or

(e)	(Qualified IPO) Securities issued under a Qualified IPO,

provided that such issues of Securities, other than Shares issued or issuable pursuant to Clauses 7.8(b) and (d), are approved by a Supermajority Directors’ Resolution.

7.9	Registration of Shareholding

A person must not be registered as the holder of any New Shares or Declined Shares unless the person is a Party to this Agreement or has entered into an Accession Agreement with the Company.

8.	DEALING WITH SHARES

8.1	Transfers of Shares

No Shareholder may Transfer any of its Shares without the prior written consent of the other Shareholders except:

(a)

any transfer to the ancestors, descendants or spouse of a Shareholder, or to trusts set up by a Shareholder, or an Affiliate of a Shareholder, or any transmission or testamentary bequests of a Shareholder;

(b)	in accordance with Clause 9;

(c)	if required to do so under Clause 10;

(d)	in accordance with Clause 15; or

(e)	in connection with a Liquidation Transaction.

The restrictions under this Clause 8.1 do not apply to a Transfer as part of a Qualified IPO,    provided that such Transfer is approved by a Supermajority Directors’ Resolution.

8.2	Accession Agreement

A person may not be registered as the holder of Shares acquired on a Transfer of Shares unless the person is a Party to this Agreement or has entered into an Accession Agreement with the Company.

8.3	No Encumbrances over Shares without consent

A Shareholder may not create an Encumbrance over any of its Shares without the consent of the Founders and Prenetics which consent may be withheld in the absolute discretion of the Founders or Prenetics.

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8.4	Holder of Encumbrance bound

The holder of an Encumbrance over Shares must:

(a)	undertake to the Shareholders not to Transfer any Shares unless that person complies with Clause 9; and

(b)

acknowledge that those Shares are subject to Transfer under a Drag Along Notice, and will be released from the Encumbrance to enable completion of the Transfer of those Shares under that Drag Along Notice.

9.	PRE-EMPTIVE RIGHTS AND OTHER TRANSFERS OF SHARES

9.1	Pre-emptive rights

If a Seller proposes to Transfer any Sale Shares held by it, in accordance with a binding offer received from a Purchaser in respect of those Sale Shares (“Third Party Offer”) other than by a Permitted Transfer, it must first give a Transfer Notice to each other Shareholder (other than those Shareholders who obtain all of their Shares pursuant to an Employee Option Scheme) (each an “Offeree”).

9.2	Transfer Notice

A Transfer Notice must:

(a)	state:

(i)	the total number of Sale Shares and the number of Sale Shares being offered to each Offeree, being the Offeree’s Respective Proportion of the Sale Shares;

(ii)

the Sale Price which is to be the price set out in the Third Party Offer, and any other terms of the proposed Transfer which may not be more favourable to the Seller than the terms of the Third Party Offer;

(iii)	the Offer Period, which (unless otherwise agreed) must be at least fifteen (15) days but not more than thirty (30) days;

(iv)

Unless otherwise agreed, the settlement date for completion of the sale must take place within thirty (30) days after the day when all of the Offer Periods have expired under Clauses 9.2 to 9.5, and will be conditional on all of the Sale Shares being accepted under Clauses 9.2 to 9.5 during the Offer Period; and

(v)	if applicable, the name of any proposed Transferee of the Sale Shares who is not an existing Shareholder; and

(b)	attach a written copy or an electronic copy of the Third Party Offer.

For the avoidance of doubt, An Offeree’s “Respective Proportion” under this Clause 9.2 is the ratio of (i) the number of outstanding Shares (on an as converted basis) held by such Offeree on the date of the Transfer Notice, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Offerees on the date of the Transfer Notice.

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9.3	Re-offer of Unaccepted Shares

If an Offeree does not accept an Initial Offer of Sale Shares in a Transfer Notice within the Offer Period, or accepts that offer but in relation to a lesser number of Shares, then the remaining Sale Shares must be offered immediately upon termination of the Offer Period by a Shortfall Offer to those Offeree(s) which have offered to take up their Respective Proportion of the Sale Shares (“Accepting Shareholder(s)”). If there is more than one Accepting Shareholder, each Accepting Shareholder will be offered its Respective Proportion of the Unaccepted Shares. For the avoidance of doubt, an Accepting Shareholder’s “Respective Proportion” under this Clause 9.3 and 9.4 is the ratio of (i) the number of outstanding Shares (on an as converted basis) held by such Accepting Shareholder on the date of the Transfer Notice, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Accepting Shareholders on the date of the Transfer Notice.

9.4	Shortfall Offer

A shortfall offer (“Shortfall Offer”) is an offer of Unaccepted Shares:

(a)	to Accepting Shareholders in their Respective Proportions; and

(b)	on the same terms as in the Initial Offer, except that the Offer Period is ten (10) days only.

9.5	Further offers

If any of the Accepting Shareholders have not accepted a Shortfall Offer in full within ten (10) days after service of the Shortfall Offer, the Seller must:

(a)	repeat the procedure in Clause 9.3 by making a further Shortfall Offer; and

(b)	if required, make further Shortfall Offers of the Unaccepted Shares remaining at the expiration of each Shortfall Offer until a Shortfall Offer is not accepted by any Accepting Shareholder,

provided that no further Shortfall Offers are to be made after sixty (60) days from the giving of the Initial Offer(s).

10.	SHAREHOLDER DEFAULT

10.1	Defaulting Shareholder

A Shareholder becomes a Defaulting Shareholder if:

(a)

(winding up) an order is made or an effective resolution is passed for the winding up or dissolution without winding up of that Shareholder (otherwise than for the purposes of reconstruction or amalgamation) and remains in effect for a continuous period of thirty (30) days;

(b)	(insolvency) it/he becomes insolvent or bankrupt (as applicable);

(c)

(receiver) a Receiver, judicial manager, liquidator, official manager or similar official is appointed over the whole or a substantial part of the undertaking or property of the Shareholder and the appointment remains in effect for a continuous period of thirty (30) days; or

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(d)

(Encumbrance enforced) a holder of an Encumbrance takes possession of the whole or a substantial part of the undertaking and property of the Shareholder and remains in possession for a continuous period of thirty (30) days.

10.2	Defaulting Shareholder Transfer Notice

A Defaulting Shareholder is taken to have given a Transfer Notice to the other Shareholders who are not an Affiliate or Representative of the Defaulting Shareholder (“Unrelated Shareholders”) on the date it becomes a Defaulting Shareholder on the following terms:

(a)	the number of Sale Shares is all of the Defaulting Shareholder’s Shares;

(b)

the Sale Price is the price agreed between the Defaulting Shareholder and the Unrelated Shareholders or failing agreement within thirty (30) days of becoming a Defaulting Shareholder, fifty percent (50%) of the Fair Market Value of the Sale Shares;

(c)

the Offer Period is ninety (90) days from the date of becoming a Defaulting Shareholder (or, if the Fair Market Value of the Sale Shares must be determined under Clause 11, ten (10) days after it is so determined, if later);

(d)	the Unrelated Shareholders may exercise the option to take up the Sale Shares by giving notice to the Defaulting Shareholder; and

(e)

the settlement date for completion of the sale is thirty (30) days after the last day of the Offer Period (or, if the Fair Market Value of the Sale Shares must be determined under Clause 11, thirty (30) days after it is so determined, if later) at which time all accepted Sale Shares will be sold.

If not all of the Sale Shares are sold under this process, then Clauses 10.3 to 10.5 apply with necessary changes.

10.3	Sale of remaining Unaccepted Shares to third parties

If the Unrelated Shareholders do not take up all of the Sale Shares, the Defaulting Shareholder may, during the period of thirty (30) days following completion of the Sale Shares under this Clause 10, sell the remaining Unaccepted Shares to any third parties the Directors determine, on terms no more favourable than those offered in the Transfer Notice. If a third party buyer is not found, the remaining Unaccepted Shares are to be cancelled.

10.4	Other Shareholders

Clause 10.2 does not apply to any other Shareholder who is an Affiliate or Representative of the Defaulting Shareholder.

10.5	Suspension of rights

If a Defaulting Shareholder is taken to have given a Transfer Notice under Clause 10.2, then from the date of the Transfer Notice:

(a)	all rights attaching to Shares held by the Defaulting Shareholder are suspended; and

(b)	any Director appointed by the Defaulting Shareholder is taken to have been removed by the Defaulting Shareholder and any Director appointment rights suspended.

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Each of the suspensions referred to above continues in respect of any Shares held by the Defaulting Shareholder until such time as the Shares are cancelled or sold to another Shareholder or other person with the prior written approval of the Unrelated Shareholders.

11.	FAIR MARKET VALUE OF SALE SHARES

11.1	Appointment of valuer

If this Agreement requires the valuation of a New Share under Clause 7.2, a Sale Share under Clause 10.2(b) or otherwise:

(a)

the Shareholders must within fifteen (15) Business Days of the date on which the need for valuation arises appoint a member of the Hong Kong Institute of Chartered Public Accountants of at least five (5) years’ standing as a valuer;

(b)

the valuer is to be instructed to determine, within thirty (30) Business Days after being appointed (or such other time specified in this Agreement), the Fair Market Value of each New Share or Sale Share (as applicable);

(c)	the valuer is to be instructed to determine a specific value rather than a range of values; and

(d)	the valuer acts as an expert and not as an arbitrator in conducting valuations.

11.2	Process for valuation

(a)	In determining Fair Market Value the valuer is to be instructed to conduct the valuation:

(i)	in accordance with valuation standards, practices and principles generally accepted in Hong Kong;

(ii)	with regard to the profit, strategic positioning, future prospects and undertaking of the Group;

(iii)	on the basis of an ongoing, fully funded business;

(iv)	on the basis that all contracts between the Group and all members of a Shareholder’s group remain in force in accordance with their terms;

(v)

on the basis of an arm’s length transaction between an informed and willing seller and an informed and willing buyer under no compulsion to sell or buy, respectively, and without taking into account any restriction on the transfer of the New Shares or Sale Shares (as applicable) under this Agreement;

(vi)	if the Shareholder whose stake is being valued is an existing Shareholder, having regard to the fact that the Shareholder will cease to be a member of the Company;

(vii)	if the subject matter of the valuation is a minority stake, having regard to the fact that it is a minority stake;

(viii)	having regard to the following valuation methodologies:

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(A)	comparable companies;

(B)	precedent transactions; and

(C)	discounted forecast cashflows; and

(ix)	subject to the above, on any basis that it considers appropriate.

(b)

The Shareholders agree that the Fair Market Value determined by the valuer in accordance with Clause 11.2 is to constitute the Issue Price for the New Shares under Clause 7.2(b) or the Sale Price of the Sale Shares under Clause 10.2(b) unless a Shareholder gives notice, not later than ten (10) Business Days after the date of the valuer’s determination, that it disputes the Fair Market Value so determined.

(c)

If notice is given as contemplated by Clause 11.2(b), the Shareholders must appoint a second valuer in accordance with Clause 11.1, who is to be instructed to perform a second valuation of Sale Shares in accordance with Clause 11.2.

(d)

The Fair Market Value for Issue Price for the New Shares under Clause 7.2(b) or the Sale Price for the Sale Shares under Clause 10.2(b) is to be the average of the values determined by the first and second valuers.

11.3	Valuation binding

The valuation conducted by the valuer or, if a second valuation is performed in accordance with Clause 11.2, the Fair Market Value determined under Clause 11.2(d), is conclusive and binding on the Shareholders in the absence of manifest error.

11.4	Costs of valuer

The Parties agree that the costs of the valuer in connection with the valuation are to be borne by the Company to the extent permitted by the Companies Act.

12.	COMPLETION OF SHARE OR OTHER SECURITIES TRANSFERS

12.1	Application of this Clause

This Clause 12 applies in relation to any Transfer of Shares or other Securities to a Shareholder under Clause 9, Clause 10 or Clause 14.

12.2	Binding agreement

Where this Clause 12 applies in respect of Shares or other Securities, at the Relevant Time an unconditional, irrevocable, valid and binding agreement for the sale and purchase of those Shares or other Securities (as applicable) and a binding agreement to transfer, free of any Encumbrance, the legal and beneficial ownership of the Shares or other Securities (as applicable) arise between the Transferor and the Transferee, subject only to the payment of the Sale Price and satisfaction of any conditions (including any relevant conditions necessary for compliance with applicable legal and regulatory requirements of Hong Kong) relating to the relevant offer or Transfer of the Shares or other Securities (as applicable).

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12.3	Relevant Time

The “Relevant Time” for the purposes of Clause 12.2 is the date on which an Initial Offer or Shortfall Offer is accepted by:

(a)	the Purchaser, in the case of Clause 9 and Clause 14 and

(b)	an Unrelated Shareholder or a third party (as applicable), in the case of Clause 10.

12.4	Consent to Transfer

Each Party consents to the completion of each Transfer of Shares or other Securities (as applicable) to which this Clause 12 applies, in the manner contemplated by this Clause.

12.5	Procedure for completion

At the time of completion of a Transfer of Shares or other Securities (as applicable) to which this Clause 12 applies:

(a)	the Transferor must give to the Transferee:

(i)	a transfer form in favour of the Transferee of all Shares or other Securities (as applicable) sold, executed by the Transferor;

(ii)	certificates for those Shares or other Securities (as applicable) or a statutory declaration in the case of lost certificate(s); and

(b)	the Transferee must give to the Transferor (or to an attorney appointed or deemed to be appointed to act on behalf of the Transferor under Clause 12.6) a bank cheque for the Sale Price.

12.6	Power of attorney

In consideration of each other Shareholder entering into this Agreement, the Transferor irrevocably appoints:

(a)	the Transferee; or

(b)	if the Transferee is a company, each director for the time being of that Transferee,

to be its attorney for the purposes of executing and delivering to the Transferee, in the name of the Shareholder and on its behalf, all documents required to be executed and delivered by that Shareholder as Transferor under Clause 12.5(a).

12.7	Registration of transfer

The Company must register each transfer of Shares or other Securities (as applicable) to which this Clause 12 applies.

13.	CONFIDENTIAL INFORMATION

13.1	Disclosure of Confidential Information

A Party shall not disclose Confidential Information to any Person without the prior written consent of the Company except:

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(a)	in the case of the Shareholders, to their Representatives who are subject to the same or no less restrictive confidentiality obligations as those set out hereunder;

(b)

if it is required or requested to do so by law, regulation, legal process or the rules or order of any Government Agency or by the requirements of SEC or the relevant stock exchange, whether or not the requirement has the force of law;

(c)

to an existing or proposed bona fide financier (or its advisers) to a Shareholder or the Company who are subject to the same or no less restrictive confidentiality obligations as those set out hereunder;

(d)	to any bona fide prospective purchaser of Shares who gives an appropriate confidentiality undertaking to the prospective seller, for the benefit of the Company and each Shareholder; or

(e)	where that Party is the discloser or originator of the Confidential Information.

13.2	Disclosure by recipient of Confidential Information

Any Party disclosing information under Clause 13.1 must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the information except in the circumstances permitted in Clause 13.1.

13.3	Use of Confidential Information

A Party who has received Confidential Information from another under this Agreement must not use it except for the purpose of exercising its rights or performing its obligations under this Agreement.

13.4	Excluded Information

Clauses 13.1, 13.2 and 13.3 do not apply to the Excluded Information.

13.5	Prior notification of disclosure to stock exchange

A Party requiring or wishing to disclose Confidential Information in accordance with Clause 13.1(c) must notify the other Shareholders and the Company of the proposed disclosure as far in advance as practicable and must comply with the requirements of Clause 13.6.

13.6	Announcements or releases

A Party may not make press or other announcements or releases relating to this Agreement and the matters referred to in this Agreement without the prior approval of the other Parties to the form and manner of the announcement or release unless and to the extent that disclosure is required or requested to be made by a Party by law, by regulation, legal process or the rules or order of any Government Agency or by the requirements of SEC or the relevant stock exchange, whether or not the requirement has the force of law. To the extent that the announcement or release is required to be made by the Party by law, by a Government Agency or by the requirements of SEC or the relevant stock exchange, whether or not the requirement has the force of law, the disclosing Party must, as far as reasonably practicable, consult with the other Parties as to the content any such announcement or release.

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14.	TAG ALONG RIGHTS

14.1	Invitation to Tag Along

In the event any Offeree fails to exercise its rights to purchase all of the Sale Shares proposed to be transferred by the Seller in accordance with Clause 9 hereof, following the exercise or expiration of the rights of purchase set forth in Clause 9 hereof, the Seller shall give an Invitation to Tag Along to each Shareholder not exercising its rights under Clause 9 (each a “Tag Along Shareholder”). The provisions under this Clause 14 shall terminate upon the closing of a Qualified IPO.

The Invitation to Tag Along must state:

(a)	the identity of the Sellers;

(b)	the identity of the Purchaser;

(c)	the number of Shares proposed to be sold by the Sellers in accordance with this Agreement;

(d)	the Sale Price and any other terms of the proposed Transfer by the Sellers to the Purchaser;

(e)

that the Tag Along Shareholder has an option (“Tag Along Option”) to direct the Sellers to include in any sale to the Purchaser such Respective Proportion of each Tag Along Shareholder’s Shares as that Tag Along Shareholder may direct, on the same terms;

(f)	the period during which the Tag Along Option must be open for acceptance, which (unless otherwise agreed) may be not less than thirty (30) days; and

(g)

the settlement date for completion of the sale if the Tag Along Option is accepted, which (unless otherwise agreed) must be not less than ten (10) and not more than thirty (30) days after the last date for exercise of the Tag Along Option.

For the avoidance of doubt, a Tag Along Shareholder’s “Respective Proportion” under this Clause 14 is the ratio of (i) the number of outstanding Shares (on an as converted basis) then held by such Tag Along Shareholder, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Tag Along Shareholders exercising Tag Along Option pursuant to this Clause and the Sellers (excluding shares purchased by the Offerees pursuant to Clause 9).

14.2	Exercise of Tag Along Option

(a)	A Tag Along Option may be exercised by notice in writing to the Sellers, given within the period stated in the Invitation to Tag Along.

(b)

If a Tag Along Shareholder exercises its Tag Along Option, then the Sellers must not sell their Shares to the Purchaser unless the Purchaser, at the same time, buys the relevant number of Shares directed by each Tag Along Shareholder at the same price, and on the same terms.

(c)	Each Tag Along Shareholder shall effect its participation in the sale by promptly delivering to such Sellers, with a copy to the Company, for transfer to the prospective

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Purchaser share certificates in respect of all Shares to be sold by such Tag Along Shareholder and a transfer form signed by such Tag Along Shareholder, which indicates:

(i)	the number of Class A Shares which such Tag Along Shareholder elects to sell;

(ii)	the number of Class B Shares which such Tag Along Shareholder elects to sell; or

(iii)	any combination of the foregoing.

For the avoidance of doubt, any proposed transfer of Shares in respect of the exercise of Tag Along Option pursuant to this Clause 14 shall not be subject to the rights of first refusal by the Company pursuant to Clause 9.

(d)

The share certificate or certificates that a Tag Along Shareholder delivers pursuant to this Clause 14 shall be cancelled, the register of members shall be updated and the new shares certificates shall be issued to the Purchaser in consummation of the sale of the Shares of a Tag Along Shareholder pursuant to the terms and conditions specified in the Transfer Notice, in each case as soon as reasonably practicable and payment shall be made against the delivery of such share certificate or certificates for cancellation and receipt of executed transfer instruments, and the Sellers shall cause the Purchaser to remit to such Tag Along Shareholder that portion of the sale proceeds to which such Tag Along Shareholder is entitled by reason of its participation in such sale. In selling their Shares pursuant to their Tag Along Option hereunder, the Tag Along Shareholders shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have valid title and have not transferred or encumbered such Shares.

14.3	Transfer to a Purchaser

If:

(a)	the procedures in Clauses 9.1 to 9.5 are followed;

(b)	the procedures in this Clause 14 are followed; and

(c)	there are Unaccepted Shares, ninety (90) days after the giving of the Initial Offer(s),

then the Seller may effect a Transfer of the Sale Shares covered by the Transfer Notice to the Purchaser to the extent not already purchased or sold (or elected to be purchased or sold), as applicable, pursuant to Clauses 9 and 14, provided such Transfer shall be on terms and conditions not more favourable (including the purchase price) to the Purchaser than those described in the Transfer Notices; provided, further, that no Sale Shares shall be transferred unless such transfer is made in compliance with the terms of this Agreement and applicable laws. Any proposed Transfer on terms and conditions more favourable to the Purchaser than those described in the applicable Transfer Notice, as well as any proposed Transfer not consummated within the foregoing period, shall again be subject to the procedures described in Clauses 9 and 14.

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14.4	Transfer of other Securities

Clauses 9 and 14 apply equally to a proposed transfer of other Securities (which are not Shares) issued by the Company.

15.	DRAG ALONG RIGHTS

15.1	Drag Along Notice

If, prior to the closing of a Qualified IPO, the holders of more than fifty percent (50%) of all then issued and outstanding share capital of the Company (on an as converted basis, the “Requisite Shareholders”) vote in favour of, otherwise consent in writing to, and/or otherwise agree in writing, approve a sale of the Company, whether by means of a merger, consolidation or other similar transaction or the sale of Shares or the sale of all or substantially all of the assets in any transaction (or series of related transactions) the closing of which would qualify as a Liquidation Transaction (a “Change of Control”), and provided that the valuation of the Company in the sale is US$300,000,000 or more, the Company may give a Drag Along Notice to the other Shareholders (each a “Minority Shareholder”).

The Drag Along Notice must state:

(a)	the identity of the Sellers;

(b)	the identity of the Purchaser;

(c)	the percentage of the total number of issued Shares being sold by the Sellers;

(d)	the Sale Price and any other terms of the proposed Transfer by the Sellers to the Purchaser;

(e)

that the Sellers requires each Minority Shareholder to sell all of its Shares to the Purchaser at the Sale Price and on the same terms as the Sellers are selling (except that Minority Shareholders must not be required to give any warranties to the Purchaser, other than a warranty as to their clear title to the Shares held by them and their authority to enter into an agreement to sell the Shares); and

(f)	the settlement date for completion of the sale, which (unless otherwise agreed) must be not less than ten (10) and not more than forty-five (45) days after the Drag Along Notice is given.

15.2	Effect of Drag Along Notice

If a Drag Along Notice is given, then the Minority Shareholders shall, in accordance with Drag Along Notice received from the Company, vote all of its voting securities of the Company in favour of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Change of Control (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Shareholder has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Requisite Shareholders.

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15.3	Non-application of other rights

For the avoidance of doubt, the pre-emptive right and tag along right pursuant to Clause 9 and Clause 14 shall not apply in respect of the Transfer of Shares (if applicable) in respect of a Change of Control duly approved by the Requisite Shareholders pursuant to this Clause 15.

16.	QUALIFIED IPO; OBLIGATIONS RELATING TO QUALIFIED IPO

16.1.

The Parties agree that upon a Qualified IPO, if so requested by The Stock Exchange of Hong Kong Limited (or such other Qualified Exchange, as the case may be) and where reasonably necessary to facilitate the Qualified IPO, this Agreement or the relevant parts hereof may be terminated or amended, as appropriate, on the date the listing contemplated under the Qualified IPO has taken place, provided that, in the event that the Qualified IPO does not occur within twelve (12) months after the completion of such termination or amendment, each of the Company and the Shareholders shall take all such actions as necessary or desirable to restore all the rights and privileges of each Shareholder contained herein, including without limitation (i) causing the Company to amend the Articles, and (ii) entering into agreements containing substantially the same terms and conditions hereof.

16.2.	Each of the Shareholders undertakes to:

(a)

carry out all reasonable actions to achieve a Qualified IPO and cooperate with the Company including complying with and procuring the compliance with all conditions imposed by a Qualified Exchange or by any other competent authority (in Hong Kong or elsewhere) for approval of the exchange of the Shares of the Founders or for the listing of and permission to deal in the Shares of the Founders and the continued compliance thereof; and

(b)	include all the Shares of or converted by each of the Shareholders in the application for such Qualified IPO.

16.3.	The Company’s costs associated with undertaking a Qualified IPO shall be borne by the Company.

17.	LIQUIDATION PREFERENCE

Upon the occurrence of any liquidation, dissolution or winding up of the Group, whether voluntary or involuntary, or the consummation of any Liquidation Transaction, the assets of the Group available for distribution (after satisfaction of statutory claims and indebtedness) shall be distributed in the following order:

(a)

before any distribution or payment shall be made to the holders of any other Shares and any other equity security of the Group, Prenetics shall be entitled to receive an amount equal to the sum of (i) one hundred percent (100%) of the Original Share Price of the Original Prenetics Shares then still held by Prenetics (subject to adjustment for any share split or consolidation with respect to the number of Original Prenetics Shares and the Original Share Price shall be adjusted accordingly), plus (ii) any dividends declared and unpaid per share with respect to the Shares then held by Prenetics. If, upon any such liquidation, dissolution or winding up, or such Liquidation Transaction, the assets of the Group shall be insufficient to make payment of the foregoing amounts in full on all the Shares held by Prenetics, then Prenetics shall be entitled to receive all assets of the Group available for distribution.

(b)

if there are assets of the Group available for distribution after payment in full of the liquidation preference referred to in Clause 17(a), the remaining assets of the Group available for distribution to the Shareholders shall be distributed proportionally among the other holders of Shares except Prenetics (unless Prenetics shall elect not to receive any payment pursuant to Clause 17(a) above).

24

18.	REPRESENTATIONS, WARRANTIES

Each Party represents and warrants that:

(a)	it/he has full power and authority to enter into and perform its obligations under this Agreement;

(b)	it/he has taken all necessary action to authorise the execution, delivery and the performance of this Agreement; and

(c)	this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

19.	TERM

19.1	Commencement

This Agreement is effective from the date of this Agreement (or with respect to any Person who becomes a Shareholder by executing the Accession Agreement, the date of such Person’s Accession Agreement) and, subject to Clause 19.3, remains in effect until:

(a)	it ceases to apply to a Shareholder under Clause 19.2;

(b)	the Parties agree in writing to terminate this Agreement; or

(c)	the bankruptcy, liquidation, dissolution, winding up or similar procedures of the Company.

19.2	Transfer of Shares

Subject to Clause 19.3, this Agreement ceases to apply to a Shareholder that has transferred all of its Shares under this Agreement.

19.3	Certain provisions continue

The termination of this Agreement with respect to a Party does not affect:

(a)	any obligation of that Party which accrued prior to that termination and which remain unsatisfied; and

(b)	Clause 13, Clause 20 and any provision of this Agreement which is expressed to come into effect on, or to continue in effect after, that termination.

20.	NOTICES AND OTHER COMMUNICATIONS

20.1	Form - all communications

Any notice or other communication given or made under this Agreement shall be in writing and shall, unless otherwise specified, be in English. Any such notice or other communication shall be sent to the address or the email address of each Party as identified with its name below, or as otherwise advised by any Party to this Agreement from time to time, and marked for the attention of the Person stated below.

25

Lo Yuk Ming Dennis	Address	Flat 8B, Highview, 1A Cox’s Road, Kowloon, Hong Kong

	Email address	dennis.lo@me.com

Chan Kwan Chee	Address	21C, Emperor Height, 5 Cox’s Road, Jordan, Kowloon, Hong Kong

	Email address	allenkc.cuhk@gmail.com

Company	Address	21C, Emperor Height, 5 Cox’s Road, Jordan, Kowloon, Hong Kong

	Email address	corporate.affairs@insighta.com

	Attention	The Board of Directors

Prenetics	Address	Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong

	Email address	danny@prenetics.com

	Attention	Mr. Danny Sheng Wu Yeung

20.2	Form - communications sent by email

Communications sent by email need not be marked for attention in the way stated in Clause 20.1. However, the email must state the first and last name of the sender.

Communications sent by email are taken to be signed by the named sender.

20.3	Delivery

Communications must be:

(a)	left at the address set out or referred to in Clause 20.1; or

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in Clause 20.1; or

(c)	sent by email to the address set out or referred to in Clause 20.1.

26

However, if the intended recipient has notified a changed address or email address, then communications must be to that address, fax number or email address.

20.4	When effective

Communications take effect from the time they are received or taken to be received under Clause 20.6 (whichever happens first) unless a later time is specified.

20.5	When taken to be received

Communications are taken to be received:

(a)	if sent by post, two (2) Business Days after posting (or five (5) Business Days after posting if sent from one country to another); or

(b)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	four (4) hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

20.6	Receipt—general

Despite Clauses 20.4 and 20.5, if notices are received after 5:00pm in the place of receipt or on a non-Business Day, they are to be taken to be received at 9:00am on the next Business Day.

21.	GENERAL

21.1	Discretion in exercising rights

A Party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.

21.2	No waiver of rights

Except as otherwise set out in this Agreement, any partial exercise, failure to exercise, or delay in exercising, a right or remedy provided under this Agreement or by law does not operate as a waiver or prevent or restrict any further or other exercise of that or any other right or remedy in accordance with this Agreement. Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.

21.3	No liability for loss

Except as otherwise set out in this Agreement, a Party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy that is available to it under this Agreement.

27

21.4	Approvals and consents

By giving its approval or consent a Party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

21.5	Remedies cumulative

The rights and remedies provided in this Agreement are in addition to other rights and remedies given by law independently of this Agreement.

21.6	Further steps

Each Party agrees, at its own expense, to do anything reasonably requested by another Party (including casting their votes as Shareholders of the Company, negotiating in good faith, obtaining consents, signing and producing documents and getting documents completed and signed) to give effect to the provisions of this Agreement and the transactions contemplated by it.

21.7	Entire agreement

This Agreement, together with the other Transaction Documents, shall constitute the entire agreement of the Parties about the subject matter and supersede all previous agreements (whether written or oral), understandings and negotiations on that subject matter.

21.8	Construction

No rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of, or seeks to rely on, this Agreement or any part of it.

21.9	No assignment

A Party must not assign, transfer, dispose of or otherwise part with any of its rights under this Agreement without the consent of the Company. Any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns.

21.10	Severability

If any provision or of any part of a provision of this Agreement is invalid or void, unenforceable or illegal in a jurisdiction, such provision is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This Clause has no effect if the severance alters the basic nature of this Agreement.

21.11	Third Parties

Except as expressly provided in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong) to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Ordinance.

28

21.12	Counterparts

This Agreement may consist of a number of copies, each signed by one or more Parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed is the date of the agreement.

22.	GOVERNING LAW AND DISPUTE RESOLUTIONS

(a)

The construction, validity and performance of this Agreement and all non-contractual obligations (if any) arising from or connected with this Agreement shall be governed by the law in force in Hong Kong.

(b)

The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. In the event the negotiations cannot resolve any such dispute between the Parties within thirty (30) days, any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrator shall be one. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the Parties thereto.

29

SCHEDULE 1 - MATTERS REQUIRING A SUPERMAJORITY DIRECTORS’ RESOLUTION

The matters requiring a Supermajority Directors’ Resolution are:

(a)	(budget and business plan) the approval and adoption of the budget and the business plan of any Group Member;

(b)

(cessation of business or liquidation) any proposal to cease to carry on the business of any Group Member or to wind-up or dissolve any Group Member or to appoint a liquidator or administrator to any Group Members, or a Liquidation Transaction;

(c)

(acquisition or disposals) any acquisition or disposal of any entity, business or business segment, through one or a series of transactions, with an aggregate purchase price of over US$500,000, whether by merger, amalgamation, share exchange, purchase of capital stock, purchase of all or substantially all of the applicable assets, consolidation or similar transactions;

(d)

(change of control) any merger, consolidation, amalgamation or any other transaction in which the shareholders of any Group Member own less than a majority by voting power of the issued share capital of the surviving or acquiring entity;

(e)

(change to Subsidiary) the establishment or dissolution of any Subsidiary, or adoption or alteration of its governing documents, board of directors, management structure or ownership; or the disposal of any securities of any Subsidiary;

(f)

(change in equity structure) other than an issue of Shares in accordance with the share option scheme referred to in the Share Subscription Agreement, any corporate action which alters the equity structure of any Group Member such as the issuing of new shares, the granting of an option to subscribe for shares except for in accordance with the share option scheme referred to in the Share Subscription Agreement, the redemption or repurchase of shares, the buy-back of shares or the reduction or conversion of capital, any increase or decrease in the number of issued shares, any combination, consolidation, subdivision or reclassification of the share capital of the Group Member;

(g)

(encumbrances) the granting or creation of any Encumbrance over the assets or undertaking of the Company or any Group Member other than in the ordinary course of the business and with an asset value of more than US$500,000;

(h)

(listing) a public offering, including but not limited to an initial public offering or direct listing of the Shares or other securities of any Group Member in conjunction with the admission to trading on a stock exchange (excluding any subordinated debt offering) or merger with (or acquisition by) a special purpose acquisition vehicle already listed on a stock exchange or similar public offering, and for the avoidance of doubt, including a Qualified IPO;

(i)

(disposition of intellectual property rights) any sale, lease, transfer, license (save for licenses entered into in the ordinary course of business) or other disposition of any of the intellectual property rights, including amendments of licensing agreements (other than in the ordinary course of business), among others, of any Group Members; and

(j)

(share option schemes) other than the share option scheme referred to in the Share Subscription Agreement, the establishment or change of any scheme for the issue of shares or options of any Group Member to employees, consultants or officers of the Group and any retirement benefit or bonus or profit-sharing scheme for employees, consultants or officers of the Group.

Schedule 1

SCHEDULE 2 - ACCESSION AGREEMENT

Details

Parties	[Insert details of the seller] (the “Transferor”), [Insert details of the continuing shareholders] (the “Continuing Shareholders”), and the buyer or subscriber (the “Transferee/Subscriber ”)

Recitals	A	The [Transferor, the] Continuing Shareholders and the Company are parties to a Shareholders’ Agreement dated [insert date].

	B	[The Transferor has agreed to sell and the Transferee has agreed to purchase [insert number] shares in the Company]/ The Company has agreed to issue and the Subscriber has agreed to purchase [insert number] Shares in the Company

	C	Under Clauses 7.9 and 8.3 of the Shareholders’ Agreement, before it is registered as a holder of any Shares, a [Transferee/Subscriber] must become a party to the Shareholders’ Agreement, by entering into an agreement in the form of this Accession Agreement.

	D	[The Transferor wishes to be released from its obligations under the Shareholders’ Agreement in respect of the Sale Shares, as from the Effective Date, to the extent permitted under the Shareholders’ Agreement.]

	E	The Continuing Shareholders have agreed to the [transfer/issue] of the [Sale/New] Shares, subject to the [Transferee/Subscriber] entering into this Accession Agreement.

Governing law	Hong Kong

Date of agreement	See Signing page

Schedule 2

GENERAL TERMS

1	MEANING

1.1	Defined terms

The defined terms used in this Agreement have the same meaning as those used in the Shareholders’ Agreement except that, “Effective Date” means the date referred to in Clause 2(b) of this Agreement.

1.2	Interpretation

Clause 1 of the Shareholders’ Agreement applies in the interpretation of this Agreement.

2	[TRANSFEREE/NEW SHAREHOLDER] TO BE A PARTY

The [Transferee/Subscriber]:

(a)	confirms that it has been supplied with a copy of the Shareholders’ Agreement; and

(b)	undertakes with each Continuing Shareholder and the Company as from the date that it is registered as a holder of the [Sale/New] Shares (“Effective Date”) to be bound by the Shareholders’ Agreement.

3	CONSENT OF COMPANY AND CONTINUING SHAREHOLDERS

The Company and each Continuing Shareholder:

(a)

consent to the [Transferee/ Subscriber] becoming a party to the Shareholders’ Agreement (as a “Shareholder”) and to the [transfer of the Sale Shares]/[issue of the New Shares] on and from the Effective Date [and to the Transferee assuming the obligations of the Transferor in accordance with (and to the extent referred to in) Clause 19 of the Shareholders’ Agreement];

(b)	agree that the [Transferee/Subscriber] will be entitled to exercise all of the rights, privileges and benefits of [the Transferor]/[a Shareholder] in respect of the [Sale/New] Shares; and

(c)	agree to be bound by the terms of the Shareholders’ Agreement as if the [Transferee]/[Subscriber] were named in the Shareholders’ Agreement as a “Shareholder” with effect from the Effective Date.

4	[TRANSFEROR RELEASED

With effect on and from the Effective Date, each Continuing Shareholder and the Company release and discharge the Transferor to the extent specified in Clause 19 of the Shareholders’ Agreement.]

5	SHAREHOLDERS’ AGREEMENT

The parties agree that, except as provided above, the provisions of the Shareholders’ Agreement remain in full force and effect.

Schedule 2

6	NOTICES

For the purposes of the Shareholders’ Agreement, the address of:

(a)

the [Transferee/Subscriber] to which all notices must be delivered (until substituted in accordance with Clause 20.3 of the Shareholders’ Agreement) is the address set out in the Details or, if the [Transferee/Subscriber] has notified otherwise, then marked for attention in the way last notified; and

(b)

each Continuing Shareholder is the address set out in the Details section of the Shareholders’ Agreement or, if a Continuing Shareholder has notified otherwise, then marked for attention in the way last notified.

7	COSTS AND STAMP DUTY

7.1	Costs

The costs of the Company arising out of the negotiation, preparation and execution of the Accession Agreement will be borne by the [Transferee/Subscriber]. In all other respects, each party shall bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

7.2	Stamp duty

All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Agreement, any instrument executed under this Agreement, and in respect of a transaction evidenced by the agreement must be borne by the [Transferee/Subscriber]. The [Transferee/Subscriber] must indemnify the other parties to this Agreement on demand against any liability for that stamp duty.

8	GOVERNING LAW

This Agreement is governed by Hong Kong laws. The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

9	COUNTERPARTS

This Agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed is the date of the agreement.

Schedule 2

EXECUTED as an agreement.

SIGNING PAGE OF THE ACCESSION AGREEMENT

DATED: ______________________

THE TRANSFEROR

SIGNED by [Transferor]	)
)
)
)
)
)
)
)
Signature of witness	)
)
)
Name of witness (block letters))

Schedule 2

THE [TRANSFEREE/SUBSCRIBER]

SIGNED by [Transferee/Subscriber]	)
)
)
)
)
)
)
)
Signature of witness	)
)
)
Name of witness (block letters))

Schedule 2

THE CONTINUING SHAREHOLDERS

SIGNED by [Continuing Shareholder]	)
)
)
)
)
)
)
)
Signature of witness	)
)
)
Name of witness (block letters))

Schedule 2

INSIGHTA HOLDINGS LIMITED

SIGNED by	)
)
for and on behalf of	)
INSIGHTA HOLDINGS LIMITED	)
)
)
Signature of witness	)
)
)
Name of witness (block letters))		By executing this Agreement, the signatory
	)	warrants that the signatory is duly authorised to
	)	execute this Agreement on behalf of
	)	INSIGHTA HOLDINGS LIMITED

Schedule 2

SIGNING PAGE

In witness whereof, executed as a deed on the date stated at the beginning.

DATED: ______________________

THE FOUNDERS

SIGNED, SEALED AND DELIVERED	)
by LO YUK MING DENNIS	)
)
)
)
)
in the presence of	)	Signature of Lo Yuk Ming Dennis
)
)
)
Signature of witness	)
)
)
)
Name of witness (block letters))
)
)
)
)
Address of witness	)

SIGNED, SEALED AND DELIVERED	)
by CHAN KWAN CHEE	)
)
)
)
)
in the presence of	)
	)	Signature of Chan Kwan Chee
)
)
Signature of witness	)
)
)
)
Name of witness (block letters))
)
)
)
)
Address of witness	)

INSIGHTA HOLDINGS LIMITED

SIGNED, SEALED AND DELIVERED	)
as a deed by	)
INSIGHTA HOLDINGS LIMITED by	)
LO YUK MING DENNIS	)
)
)
)
)
Signature of witness	)	By executing this deed, the signatory warrants
	)	that the signatory is duly authorised to execute
	)	this deed on behalf of
	)	INSIGHTA HOLDINGS LIMITED
Name of witness (block letters))
)
)
)
)
Address of witness	)

PRENETICS GLOBAL LIMITED

SIGNED, SEALED AND DELIVERED	)
as a deed by	)
PRENETICS GLOBAL LIMITED by	)
DANNY SHENG WU YEUNG	)
)
)
)
)
Signature of witness	)	By executing this deed, the signatory warrants
	)	that the signatory is duly authorised to execute
	)	this deed on behalf of
	)	PRENETICS GLOBAL LIMITED
Name of witness (block letters))
)
)
)
)
Address of witness	)

SCHEDULE 4

FORM OF AMENDED ARTICLES

SCHEDULE 4

THE COMPANIES ACT (AS AMENDED)

Company Limited by Shares

SECOND AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Insighta Holdings Limited

(adopted by Special Resolution passed on [*])

Incorporated on the 17th day of March, 2023

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES ACT (AS AMENDED)

Company Limited by Shares

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Insighta Holdings Limited

(adopted by Special Resolution passed on [*])

1.	The name of the Company is Insighta Holdings Limited.

2.

The Registered Office of the Company shall be at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a) (i)

To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)

To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)

To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)

To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)

To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)

To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(f)

To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Notwithstanding the generality of the objects stated in this Memorandum of Association, as of the date of establishment, the nature of business of the Company is Equity Holding Company.

5.

Except as prohibited or limited by the Companies Act (As Amended), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, and subject to rights of the Class B Ordinary Shares set out in this Memorandum of Association and the Articles of Association of the Company, including under Articles 11(c)(iv) and 131 of the Articles of Association of the Company, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

6.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

7.

The share capital of the Company is US$50,000.00 divided into 250,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each and 250,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (As Amended) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.

8.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Act (As Amended) and, subject to the provisions of the Companies Act (As Amended) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

THE COMPANIES ACT (AS AMENDED)

Company Limited by Shares

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Insighta Holdings Limited

(adopted by Special Resolution passed on [*])

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Accepting Shareholder”	has the meaning given in Section 3.3 of Schedule 1.

“Affiliates”	of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, a Person shall be deemed to be “controlled by” another Person if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Articles”	means the Articles of Association as originally framed or as from time to time altered by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board of Directors”	means the Directors assembled as a board.

“Business Day”	means a day other than a Saturday, Sunday or a public holiday in Hong Kong or the Cayman Islands.

“Chairman” or “Chairperson”	means the chairperson of the Board of Directors.

“Class A Ordinary Share”	means a Class A Ordinary Share in the capital of the Company of a par value of US$0.0001 having the rights, benefits and privileges set out in these Articles.

“Class B Ordinary Share”	means a Class B Ordinary Share in the capital of the Company of a par value of US$0.0001 having the rights, benefits and privileges set out in these Articles.

“Company”	means the above named Company.

“Control”	means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising).

“Danny Yeung”	means Danny Sheng Wu Yeung.

“Dennis Lo”	means Lo Yuk Ming Dennis.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Declined Shares”	means the part of a Shareholder’s entitlement to New Shares which is not taken up by that Shareholder.

“Defaulting Shareholder”	means a Shareholder who comes within Section 4.1 of Schedule A.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes bonus.

“Drag Along Notice”	means a notice provided by a Seller to the Minority Shareholders under Section 8 of Schedule A.

“Encumbrance”	means any mortgage, lien, charge, pledge, restriction, assignment, hypothecation, security interest, title retention or any other arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any arrangement to create any of the same.

“Fair Market Value”	means an amount determined under Section 5 of Schedule A.

“Family Members”	means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual and his/her spouse, the lineal descendants of the applicable individual and his/her spouse, the siblings of the applicable individual and his/her spouse, and the lineal descendants of a sibling of the applicable individual and his/her spouse. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18.

“Founders”	Dennis Lo and Chan Kwan Chee, collectively.

“fully paid”	shall bear the meaning as ascribed to it in the Statute.

“Group”	means the Company and all direct or indirect, existing or future Subsidiary of each of the foregoing and any one of them, the “Group Member”.

“Initial Offer”	means the initial offer made by a Seller in a Transfer Notice to Transfer Sale Shares to the other Shareholders under Section 3.1 of Schedule A.

“Liquidation Transaction”	means whether in a single transaction or series of related transactions, (A) any merger, amalgamation, consolidation, acquisition, share purchase, reorganisation or scheme thereof or other business combination in which the Shareholders owning a majority of the voting power or voting share of the Group immediately prior to such transaction do not own a majority of the voting power or voting share of the Group or the surviving or acquiring person following such transaction , or (B) a sale of all or substantially all of the Group’s assets (including the exclusive licensing, assignment, transfer or other disposition of all or substantially all the intellectual property of the Group to a third party) in a transaction.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“Minority Shareholder”	has the meaning given in Section 8.1 of Schedule A.

“month”	means calendar month.

“New Share”	means a Share issued or proposed to be issued under Section 1 of Schedule A.

“Notice of Issue”	means the notice given by the Company to Shareholders to advise them of the issue of new Shares under Section 1.1 of Schedule A.

“Offeree”	has the meaning given in Section 3.1 of Schedule A.

“Offer Period”	means the period during which an offer made in a Transfer Notice under Section 3 or 4 of Schedule A (as the context requires) is open.

“Ordinary Resolution”	means a resolution of a general meeting passed by a simple majority of the Shareholders’ voting Shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting or a written resolution signed by all Shareholders entitled to vote.

“Ordinary Share”	means, collectively, the Class A Ordinary Share and the Class B Ordinary Share;

“Original Prenetics Shares”	means 1,000,000 Class A Ordinary Shares held by Prenetics as at [the date of Shareholders’ Agreement of Insighta (i.e. Completion Date of SSA)]

“Original Share Price”	means US$100.00 per share.

“paid-up”	means paid-up and/or credited as paid-up.

“Permitted Transfer”	means a Transfer referred to in Section 2.1(a) of Schedule A or a Transfer by any Shareholder with prior written consent of the other Shareholders.

“Permitted Transferee”	means with respect to a holder of Class B Ordinary Share(s), any transferee or other recipient in any transfer of any Class B Ordinary Share(s) by such holder to (A) his or her Family Members; or (B) any entities Controlled by such holder; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of such holder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph.

“Person”	means any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organisation or governmental or regulatory authority.

“Prenetics”	means Prenetics Global Limited.

“Purchaser”	means a third party purchaser of Shares being transferred under Section 3 of Schedule A.

“Qualified Exchange”	means the Main Board of The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the NASDAQ Global Market or such other internationally recognised investment exchange of the same or higher international standing as may be approved by each of the Shareholders.

“Qualified IPO”	means the Company’s first underwritten firm-commitment public offering of the Shares on a Qualified Exchange with the aggregate net proceeds of US$100,000,000 or more (after deduction of underwriting discounts and commissions and other expenses) and duly approved pursuant to these Articles.

“Receiver”	includes a receiver or receiver and manager.

“Relevant Time”	is defined in Section 6.3 of Schedule A.

“Representative”	means an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of a party or of an Affiliate of that party.

“Requisite Shareholders”	has the meaning given in Section 8.1 of Schedule A.

“Register of Members”	means the register of Shareholders to be kept pursuant to these Articles and the Statute.

“Respective Proportions”

means:

(a)   when used in relation to all Shareholders, the proportions which their respective Shareholdings bear to all of the issued and outstanding Shares (on an as converted basis); or

(b)   when used in relation to less than all the Shareholders, the proportions which their respective Shareholdings bear to their aggregate outstanding Shareholdings (on an as converted basis).

“registered office”	means the registered office for the time being of the Company.

“Sale Shares”	means Shares being transferred by a Seller or a Defaulting Shareholder under Section 3 or 4 of Schedule A, respectively.

“Schedule A”	A means Schedule A attached to these Articles.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities”	means Shares, any securities or instruments convertible into Shares, and any options to subscribe for any such Shares or convertible securities or instruments.

“Seller”	means a Shareholder who proposes to transfer Shares under Section 3, 7 and 8 of Schedule A.

“share”	includes a fraction of a share.

“Shareholder”	means any person registered in the Register of Members as the holder of Shares of the Company.

“Shareholders’ Agreement”	means the agreement entered into by and among the Founders, Prenetics and the Company on [*] 2023.

“Share Subscription Agreement”	means the share subscription agreement dated 25 June 2023 entered into between the Company and Prenetics.

“Shortfall Offer”	means an offer under Section 3.4 of Schedule A.

“Special Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Act of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary”	means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with any accounting standard, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Members.

“Supermajority Directors’ Resolution”	means a resolution approved by all the Directors appointed by the Founders and Prenetics who are not disqualified from voting on that resolution.

“Tag Along Option”	has the meaning given in Section 7.1 of Schedule A.

“Tag Along Shareholder”	has the meaning given in Section 7.1 of Schedule A.

“Transfer”	means directly or indirectly, sell, give, transfer, assign or otherwise dispose of or deal with any legal or equitable interest in a Share, the use of “Transfer” as a noun, “Transferring”, “Transferred” shall be construed accordingly.

“Transfer Notice”	means the written notice given by a Seller to the other Shareholders offering to sell them its Respective Proportion of the Sale Shares under Section 3 of Schedule A or taken to have been given under Section 4.2 of Schedule A.

“Transferee”	means a person who accepts a Transfer of Shares under Section 2, 3 or 4 of Schedule A, as applicable.

“Transferor”	means a Shareholder who Transfers Shares, a Seller or a Defaulting Shareholder under Section 3, 4, 7 or 8 of Schedule A, as applicable.

“Unaccepted Shares”	means the balance of Sale Shares not accepted by Shareholders in receipt of a Transfer Notice within the Offer Period, under Section 3 or 4 of Schedule A, as applicable.

“Unrelated Shareholders”	has the meaning given in Section 4.2 of Schedule A.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.

Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5.

Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.

Subject to Schedule A, the provisions, if any, in that behalf in the Memorandum of Association and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles of Association, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.

7.

The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.

Subject to Schedule A, the instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.

Subject to Schedule A, the Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

ORDINARY SHARE RIGHTS AND RESTRICTIONS

11.

Except as otherwise provided in these Articles (including Articles 11(c)(iv), 11(d) and 57), the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and powers, and rank equally (including as to dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and are identical in all respects and as to all matters, unless different treatment of the Shares of each such class is approved by the affirmative vote of the holders of a majority of the Class A Ordinary Shares and the holders of a majority of the Class B Ordinary Shares, each voting exclusively and as a separate class.

(a)	Income: Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital: Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company in accordance with Article 125 et seq.

(c)	Attendance at General Meetings; Class Voting:

(i)	Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company.

(ii)

Except as otherwise provided in these Articles (including Article 11(c)(iv)), holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Shareholders’ consent.

(iii)	On all matters subject to a vote of the Shareholders, Ordinary Shares shall be entitled to voting rights as set forth in Article 57.

(iv)

Subject to applicable law, in addition to any rights provided by applicable law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment or through merger, recapitalization, consolidation or otherwise;

(1)	increase the number of authorized Class B Ordinary Shares;

(2)

issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under these Articles;

(3)	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any Shares in the capital of the Company that carry more than one (1) vote per share;

(4)

reclassify any Class B Ordinary Shares into any other class of Shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

(5)

amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

(v)

Any variation of rights conferred by the Ordinary Shares that would result in a detrimental effect on the rights of the holders of such Ordinary Shares shall be subject to the approval of the majority of the Shareholders in that class.

(d)	Conversion of Class A Ordinary Shares and Class B Ordinary Shares:

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) at any time at the option of the holder thereof. In no event shall any Class A Ordinary Share be convertible into any Class B Ordinary Shares.

(e)

Automatic Conversion of Class B Ordinary Shares. Any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions) upon:

(1)

any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder;

(2)

the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of such holder;

(3)

a person becoming a holder of Class B Ordinary Shares by will or intestacy, where the Class B Ordinary Shares transferred to such holder by will or intestacy shall be automatically converted into the same number of Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions).

For the avoidance of doubt, the following shall not be deemed as a sale, transfer, assignment or disposition under this Article: (i) any sale, transfer, assignment, or disposition to one or more Permitted Transferee of such holder; or (ii) the creation of any pledge, charge, encumbrance, or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares to secure contractual or legal obligations unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not a Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets.

(f)

Procedure of Conversion. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share, such conversion to become effective forthwith upon entries being made in the Register of Members to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

(g)

Reservation of Shares Issuable upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such numbers of shares as shall be sufficient for such purpose.

REDEEMABLE SHARES

12.	(a)

Subject to the provisions of the Statute, the Memorandum of Association and these Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine and the rights attaching to any issued shares may, subject to the provisions of these Articles, by Special Resolution, be varied so as to provide that such shares are to be or are liable to be so redeemed.

(b)

Subject to the provisions of the Statute, the Memorandum of Association and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital and provided that the Company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any issued shares of the Company other than shares held as treasury shares.

13.

Subject to the provisions of these Articles, the manner and any of the terms of any such redemption or purchase of shares may be determined by either the Company by Ordinary Resolution or by the Directors. The Company may make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares.

TREASURY SHARES

14.	The Company may, subject to the provisions of the Act, acquire, hold and dispose of its own shares as treasury shares.

VARIATION OF RIGHTS OF SHARES

15. (a)

Subject to Articles 11(c)(iv) and 131, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

(b)	The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every such general meeting of the holders of one class of Shares except the following:

(i)	separate meetings of the holders of a class of Shares may be called only by:

(1)	the Chairperson;

(2)	a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the Shares of such class); or

(3)	with respect to meetings of the holders of Class B Ordinary Shares or Dennis Lo;

(ii)

except as set forth in clause (i) above or provided in Article 43 below, nothing in this Article 15(a) or in Article 15(b) shall be deemed to give any Shareholder or Shareholders the right to call a class or series meeting; and

(iii)

the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

16.

For the purposes of Articles 15(a) and 15(b), except in connection with Article 11(c)(iv), the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes.

17.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

18.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

19.

No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

20.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

21.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

22.

To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.

The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

24.	(a)

The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25.

If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

26.

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

27.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

28.	(a)

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)

No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

29.	(a)

If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

31.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

32.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

33.

The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

34.

Subject to Schedule A, in case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

35.	(a)

Subject to Schedule A, any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)

Subject to Schedule A, if the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

36.

Subject to Schedule A, a person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF

REGISTERED OFFICE & ALTERATION OF CAPITAL

37.	(a)

Subject to the rights of the Class B Ordinary Shares set out in these Articles, including under Articles 11(c)(iv), and subject to Articles 131(a) and (b), and in so far as permitted by the provisions of the Statute, the Company may from time to time by Ordinary Resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine.

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

(d)

Without prejudice to Article 12 hereof and subject to the rights of the Class B Ordinary Shares set out in these Articles and the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

38.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

39.

In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

40.

If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

41.	(a)

Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

42.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition in writing of:

(i)

Shareholders holding at the date of deposit of the requisition not less than one-third of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company; or

(ii)	the holders of Class B Ordinary Shares entitled to cast 50% or more of the votes that all Class B Ordinary Shares are entitled to cast.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

43.

Unless all Shareholders agree to meet at short notice, at least five days’ written notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company.

44.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

45.

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The presence, in Person or by telephone, electronic or other means of communication, of Prenetics and the Founders are required to constitute the quorum for any general meeting.

46.

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) , including Prenetics and the Founders (who are not disqualified from voting non that resolution), shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A copy of a written resolution passed in accordance with this Article must be provided to each of the Directors and Shareholders as soon as practicable.

47.

If within thirty (30) minutes from the time stated in the notice of meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved and in any other case it shall stand adjourned to such other day and time, not less than five (5) days after the meeting, or such other place, as is specified in a further notice of meeting dispatched to all of the Shareholders. If at the adjourned meeting a quorum is not present within thirty (30) minutes from the time stated in the notice of meeting any two (2) Shareholders present shall be a quorum.

48.

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

49.

If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

50.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

51.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

52.

Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

53.	The demand for a poll may be withdrawn.

54.

Except as provided in Article 52, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

55.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote.

56.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

57.

Subject to any rights or restrictions for the time being attached to any class or classes of Shares, including in Articles 11(c)(iv) and 11(d), each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, and each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote of the Shareholders.

58.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

59.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

60.

No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

61.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

62.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

63.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

64.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

65.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

66.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

67.

Any corporation which is a Member of record of the Company may in accordance with its constitutional document or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

68.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

69. (a)

There shall be a Board of Directors consisting of not less than one or more than twelve persons (exclusive of alternate Directors) PROVIDED HOWEVER that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

(b)	Subject to Article 100, each of Dennis Lo and Prenetics shall have the right to nominate to the Board:

(i)

three (3) Directors may be nominated by each of Dennis Lo and Prenetics, for so long as the Founders (in aggregate) or Prenetics (as the case may be) maintains no less than thirty-six percent (36%) shareholding in the Company on a fully diluted basis;

(ii)

two (2) Directors may be nominated by each of Dennis Lo and Prenetics, for so long as the Founders (in aggregate) or Prenetics (as the case may be) maintains below thirty-six percent (36%) and no less than twenty-four percent (24%) shareholding in the Company on a fully diluted basis;

(iii)

one (1) Director may be nominated by each of Dennis Lo and Prenetics, for so long as the Founders (in aggregate) or Prenetics (as the case may be) maintains below twenty-four percent (24%) and no less than twelve percent (12%) shareholding in the Company on a fully diluted basis;

(iv)

for the avoidance of doubt, each of Dennis Lo and Prenetics shall not be entitled to nominate any Director when their respective shareholdings in the Company falls below twelve percent (12%) on a fully diluted basis; and

(v)	for the purpose of this Article, the Founders’ shareholding in the Company shall include any shares transferred by a Founder to his Permitted Transferee pursuant to a Permitted Transfer.

(c)

Subject to Article 100, where the number of Directors nominated by Dennis Lo is less than the total number of Directors nominated by Prenetics and other Shareholders, Dennis Lo shall have the right to nominate such number of additional Directors so as to maintain more than fifty percent (50%) of the votes of the Board.

(d)

Dennis Lo shall be the Chairperson of the Board as long as he is a Director, and he is entitled to a casting vote with respect to any matter submitted for resolution at any meeting of the Board and where the vote with respect to such matter is tied. In the event that Dennis Lo is not a Director, he shall nominate a replacement Chairperson, and the Board of Directors shall appoint such nominated Director as the Chairperson. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their members to be the chairperson of that meeting.

70.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

71.

The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

72.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

73.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

74.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.

A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 76 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

78.

Subject to the exception contained in Article 88, a Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

79.

Subject to Schedule A, the business, overall direction and management of the Company and the formulation of the policies to be applied to the Company and the business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

80.

Each Group Member shall not, and the Company shall procure that each Group Member not to, carry out any of the actions or matters listed below in this Article 80, and the board of directors of each Group Member shall not approve, ratify, or consent to any of the actions or matters listed below without the prior Supermajority Directors’ Resolutions:

(a)	(budget and business plan) the approval and adoption of the budget and the business plan;

(b)

(cessation of business or liquidation) any proposal to cease to carry on the business of the Group or to wind-up or dissolve the Company or to appoint a liquidator or administrator to the Company, or a Liquidation Transaction;

(c)

(acquisition or disposals) any acquisition or disposal of any entity, business or business segment, through one or series of transactions, with an aggregate purchase price of over US$500,000, whether by merger, amalgamation, share exchange, purchase of capital stock, purchase of all or substantially all of the applicable assets, consolidation or similar transactions

(d)

(change of control) any merger, consolidation, amalgamation or any other transaction in which the Shareholders own less than a majority by voting power of the issued share capital of the surviving or acquiring entity;

(e)

(change to Subsidiary) the establishment or dissolution of any Subsidiary, or adoption or alteration of its governing documents, board of directors, management structure or ownership; or the disposal of any securities of any Subsidiary;

(f)

(change in equity structure) other than an issue of shares in accordance with the share option scheme referred to in the Share Subscription Agreement, any corporate action which alters the equity structure of any Group Member such as the issuing of new shares, the granting of an option to subscribe for shares except for in accordance with the share option scheme referred to in the Share Subscription Agreement, the redemption or repurchase of shares, the buy-back of shares or the reduction or conversion of capital, any increase or decrease in the number of issued shares, any combination, consolidation, subdivision or reclassification of the share capital of the Group Member;

(g)

(encumbrances) the granting or creation of any Encumbrance over the assets or undertaking of the Company or any Group Member other than in the ordinary course of the business and with a value of more than US$500,000;

(h)

(listing) a public offering, including but not limited to an initial public offering or direct listing of the Shares or other securities of any Group Member in conjunction with the admission to trading on a stock exchange (excluding any subordinated debt offering) or merger with (or acquisition by) a special purpose acquisition vehicle already listed on a stock exchange or similar public offering, and for the avoidance of doubt, including a Qualified IPO;

(i)

(disposition of intellectual property rights) any sale, lease, transfer, license (save for licenses entered into in the ordinary course of business) or other disposition of any of the intellectual property rights, including amendments of licensing agreements (other than in the ordinary course of business), among others, of any Group Members; and

(j)

(share option schemes) other than the share option scheme referred to in the Share Subscription Agreement, the establishment or change of any scheme for the issue of shares or options of any Group Member to employees, consultants or officers of the Group and any retirement benefit or bonus or profit-sharing scheme for employees, consultants or officers of the Group.

81.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

82.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

83.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

84.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

85.

Subject to Article 80, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

86.

At such time as may be determined by the Board, the Company shall obtain and maintain directors’ and officers’ liability insurance in an amount and on other terms acceptable to the Board. The Company will promptly reimburse each Director for all reasonable out-of-pocket expenses incurred in connection with attending Board meetings. To the maximum extent permitted by the Statute, the Company shall indemnify and hold harmless each of its Directors.

MANAGEMENT

87.	(a)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

(e)

The appointment of Danny Yeung as chief executive officer shall not be terminated unless a resolution is passed by four (4) out of five (5) Directors (which four (4) Directors shall include one (1) Director nominated by Prenetics), provided that Danny Yeung (if he is also a Director) shall abstain from voting on such resolution.

MANAGING DIRECTORS

88.

The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

89.

The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

90.

Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a casting vote.

91.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 44 shall apply mutatis mutandis with respect to notices of meetings of Directors.

92.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

93.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

94.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

95.

The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

96.

A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a casting vote.

97.

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

98.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

99.	(a)

A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)	The provisions of Articles 63-66 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.

Subject to Article 69, the Company may by Ordinary Resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead, except that:

(a)

subject to the Statute, a Director may only be removed, with or without cause, by the Shareholder who nominated such Director and such Shareholder may also replace any Director so removed, provided that any Director nominated by Prenetics may only be removed and replaced with the approval of Dennis Lo;

(b)

an appointment or removal under this Article 101, must be by written notice to the registered office of the Company, signed by a Director, a Shareholder or an officer of the Shareholder. The notice takes effect immediately on its receipt by the Company, or at a later time (not exceeding five (5) Business Days) specified in the notice; and

(c)

if a Shareholder wishes to appoint or remove a person as a Director pursuant to this Article 101, the other Shareholders must do whatever is reasonably necessary (including convening any Board meeting) to facilitate the appointment or removal of the person as a Director.

102.

The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

PRESUMPTION OF ASSENT

103.

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

104.	(a)

The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

(d)	A document to be executed as a Deed shall be executed by a Director or other person authorised by the Directors for that purpose.

OFFICERS

105.

The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

106.

Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore.

107.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

108.	No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

109.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

110.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

111.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

112.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

113.	No dividend or distribution shall bear interest against the Company.

CAPITALISATION

114.

The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

115.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

116.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

117.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

118.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

119.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

120.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

121.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

122.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

123.	(a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.

(b)

Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

124.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

125.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

126.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)

every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other person shall be entitled to receive notices of general meetings.

WINDING UP

127.

If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

128.

If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

129.

The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR

130.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

131.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum of Association and these Articles in whole or in part provided that:

(a)

there shall be no variation or waiver of the Memorandum of Association and these Articles or the charter documents of any Group Member, to the extent that such variation or waiver involves matters set out in the Shareholders’ Agreement, without the approval of Prenetics and the Founders; and

(b)

any variation of rights conferred by Securities of the Company that would result in a detrimental effect on the rights of the holders of such Securities shall be subject to the approval of the majority of the Shareholders in that class.

TRANSFER BY WAY OF CONTINUATION

132.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE A

The Shareholders shall, in addition to any other rights conferred on them under the Memorandum of Association and the Articles have the rights set out in this Schedule A, which forms part of the Articles. In the event of any inconsistency between the provisions set out herein and other provisions of the Memorandum of Association and the Articles, the provisions set out in this Schedule A shall prevail to the extent permitted by applicable laws.

Section 1

FURTHER ISSUE OF SHARES

1.1	Notice of Issue to be given

Each of the Founders and Prenetics and any assignee to which rights under this Section 1 of Schedule A have been duly assigned in accordance with these Articles and Schedule A (each of such Shareholders and any such assignee being hereinafter referred to as a “Participation Rights Holder”) shall have a participation right to purchase a Respective Proportion of all or any part of the new Shares that the Company may from time to time issue after the date of these Articles and Schedule A (the “Right of Participation”). Subject to Section 1.8 of Schedule A, if the Company proposes to issue New Shares, the Company shall give a Notice of Issue to each Participation Rights Holder, specifying:

(a)	the total number of New Shares to be offered;

(b)	the number of New Shares for which each Participation Rights Holder is entitled to subscribe, being its Respective Proportion of the total number of new Shares specified;

(c)	the issue price of each New Share;

(d)	the date by which the offer of New Shares must be accepted; and

(e)	the date for subscription, and any other terms of the offer of the new Shares.

For the avoidance of doubt, a Participation Rights Holder’s “Respective Proportion” under this Section 1 of Schedule A is the ratio of (i) the number of outstanding Shares (on an as converted basis) held by such Participation Rights Holder, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Participation Rights Holders, immediately prior to the issuance of New Shares giving rise to the Right of Participation.

1.2	Issue Price

The issue price of any New Share is:

(a)	a price per New Share agreed and approved by the Directors;

(b)	failing agreement, to be determined in accordance with Section 5 of Schedule A as if the New Shares were Sale Shares.

1.3	Notice of acceptance

Within ten (10) Business Days of receipt of a Notice of Issue, a Participation Rights Holder who wants to take up all or part of its entitlement to the New Shares must give a notice of acceptance to the Company specifying:

(a)	the number of New Shares that the Participation Rights Holder wants to take up; and

(b)	the number or value (if any) of New Shares in excess of the Participation Rights Holder’s entitlement, for which the Shareholder would be prepared to subscribe.

1.4	Failure to give a notice of acceptance

If a Participation Rights Holder fails to give a notice of acceptance within the period stated in Section 1.3 of Schedule A, it is taken to have waived its right to participate in that issue of New Shares.

1.5	Allocation of Declined Shares

If a Participation Rights Holder does not take up all of its entitlement to New Shares offered under Section 1.1 of Schedule A, then the Declined Shares must be offered (on the same terms as specified in the relevant Notice of Issue) firstly to those Participation Rights Holders who have offered to take up New Shares additional to their entitlements in their Respective Proportions. The process is to be repeated in respect of any remaining Declined Shares until all of the Declined Shares are taken up, or until no Participation Rights Holder accepts an offer to take up further Declined Shares.

1.6	Issue of remaining Declined Shares to third parties

Subject to compliance with Section 1.5 of Schedule A, if the Participation Rights Holders do not take up all of the Declined Shares, the Company may, during the period of five (5) Business Days following completion of the offers of New Shares under Section 1.5 of Schedule A, issue the remaining Declined Shares to any third parties the Directors determine, on terms no less favourable than were offered to the Shareholders. In the event that the Company has not issued and sold such Declined Shares within such prescribed period, then the Company shall not thereafter issue or sell any New Shares without first offering such New Shares to the Participation Rights Holders pursuant to Section 1 of Schedule A.

1.7	Issue of other Securities

The right of first refusal under Section 1 of Schedule A also applies to a proposed issue of any other Securities by the Company, subject to Section 1.8 of Schedule A.

1.8	Excluded issues

The right of first refusal under Section 1 of Schedule A does not apply to any of the following:

(a)	(employee share options) Securities issued to employees, Directors or consultants of the Company under any employee option schemes of the Company (“Employee Option Scheme”);

(b)	(shares issued under the Subscription Agreement) Shares issued or issuable pursuant to the Share Subscription Agreement;

(c)

(acquisitions) Securities issued as payment for an acquisition of a property, business or asset by the Company or in connection with a joint venture, marketing, distribution or technology transfer or development arrangement;

(d)

(capital structure) Securities issued in connection with any Share split, dividend or recapitalisation by the Company, in which all Participation Rights Holders are entitled to participate on a pro rata basis, or on conversion of any convertible Securities outstanding as of the date of the Shareholders’ Agreement; or

(e)	(Qualified IPO) Securities issued under a Qualified IPO,

provided that such issues of Securities, other than Shares issued or issuable pursuant to Section 1.8(b) and (d) of Schedule As, are approved by a Supermajority Directors’ Resolution.

1.9	Registration of Shareholding

A person must not be registered as the holder of any New Shares or Declined Shares unless the person is a party to the Shareholders’ Agreement or has entered into an accession agreement (in a form as agreed among the Shareholders in writing) with the Company.

Section 2

DEALING WITH SHARES

2.1	Transfers of Shares

No Shareholders may Transfer any of its Shares without the prior written consent of the other Shareholders except:

(a)

any transfer to the ancestors, descendants or spouse of a Shareholder or to trusts, either during his lifetime or on death, or an Affiliate of a Shareholder, or any transmission or testamentary bequests of a Shareholder;

(c)	in accordance with Section 3 of Schedule A;

(d)	if required to do so under Section 4 of Schedule A;

(e)	in accordance with Section 8 of Schedule A; or

(f)	in connection with a Liquidation Transaction.

The restrictions under Section 2.1 of Schedule A do not apply to a Transfer as part of a Qualified IPO, provided that such Transfer is approved by a Supermajority Directors’ Resolution.

2.2	Accession Agreement

A person may not be registered as the holder of Shares acquired on a Transfer of Shares unless the person is a party to the Shareholders’ Agreement or has entered into an accession agreement (a form as agreed among the Shareholders and the Company) with the Company.

2.3	No Encumbrances over Shares without consent

A Shareholder may not create an Encumbrance over any of its Shares without the consent of the Founders which consent may be withheld in the absolute discretion of the Founders.

2.4	Holder of Encumbrance bound

The holder of an Encumbrance over Shares must:

(a)	undertake to the Shareholders not to Transfer any Shares unless that person complies with Section 3 of Schedule A; and

(b)

acknowledge that those Shares are subject to Transfer under a Drag Along Notice, and will be released from the Encumbrance to enable completion of the Transfer of those Shares under that Drag Along Notice.

Section 3

PRE-EMPTIVE RIGHTS AND OTHER TRANSFERS OF SHARES

3.1	Pre-emptive rights

If a Seller proposes to Transfer any Sale Shares held by it, in accordance with a binding offer received from a Purchaser in respect of those Sale Shares (“Third Party Offer”) other than by a Permitted Transfer, it must first give a Transfer Notice to each other Shareholder (other than those Shareholders who obtain all of their Shares pursuant to an Employee Option Scheme) (each an “Offeree”).

3.2	Transfer Notice

A Transfer Notice must:

(a)	state:

(i)	the total number of Sale Shares and the number of Sale Shares being offered to each Offeree, being the Offeree’s Respective Proportion of the Sale Shares;

(ii)

the Sale Price which is to be the price set out in the Third Party Offer, and any other terms of the proposed Transfer which may not be more favourable to the Seller than the terms of the Third Party Offer;

(iii)	the Offer Period, which (unless otherwise agreed) must be at least fifteen (15) days but not more than thirty (30) days;

(iv)

Unless otherwise agreed, the settlement date for completion of the sale must take place within thirty (30) days after the day when all of the Offer Periods have expired under Sections 3.2 to 3.5 of Schedule A, and will be conditional on all of the Sale Shares being accepted Sections 3.2 to 3.5 of Schedule A during the Offer Period; and

(v)	if applicable, the name of any proposed Transferee of the Sale Shares who is not an existing Shareholder; and

(b)	attach a written copy or an electronic copy of the Third Party Offer.

For the avoidance of doubt, An Offeree’s “Respective Proportion” under Section 3.2 of Schedule A is the ratio of (i) the number of outstanding Shares (on an as converted basis) held by such Offeree on the date of the Transfer Notice, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Offerees on the date of the Transfer Notice.

3.3	Re-offer of Unaccepted Shares

If an Offeree does not accept an Initial Offer of Sale Shares in a Transfer Notice within the Offer Period, or accepts that offer but in relation to a lesser number of Shares, then the remaining Sale Shares must be offered immediately upon termination of the Offer Period by a Shortfall Offer to those Offerees which have offered to take up their Respective Proportion of the Sale Shares (“Accepting Shareholders”). If there is more than one Accepting Shareholder, each Accepting Shareholder will be offered its Respective Proportion of the Unaccepted Shares. For the avoidance of doubt, an Accepting Shareholder’s “Respective Proportion” under this Sections 3.3 and 3.4 of Schedule A is the ratio of (i) the number of outstanding Shares (on an as converted basis) held by such Accepting Shareholder on the date of the Transfer Notice, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Accepting Shareholders on the date of the Transfer Notice.

3.4	Shortfall Offer

A shortfall offer (“Shortfall Offer”) is an offer of Unaccepted Shares:

(a)	to Accepting Shareholders in their Respective Proportions; and

(b)	on the same terms as in the Initial Offer, except that the Offer Period is ten (10) days only.

3.5	Further offers

If any of the Accepting Shareholders have not accepted a Shortfall Offer in full within ten (10) days after service of the Shortfall Offer, the Seller must:

(a)	repeat the procedure in Section 3.3 of Schedule A by making a further Shortfall Offer; and

(b)	if required, make further Shortfall Offers of the Unaccepted Shares remaining at the expiration of each Shortfall Offer until a Shortfall Offer is not accepted by any Accepting Shareholder,

provided that no further Shortfall Offers are to be made after sixty (60) days from the giving of the Initial Offers.

Section 4

SHAREHHOLDER DEFAULT

4.1	Defaulting Shareholder

A Shareholder becomes a Defaulting Shareholder if:

(a)

(winding up) an order is made or an effective resolution is passed for the winding up or dissolution without winding up of that Shareholder (otherwise than for the purposes of reconstruction or amalgamation) and remains in effect for a continuous period of thirty (30) days;

(b)	(insolvency) it[/he] becomes insolvent [or bankrupt (as applicable)];

(c)

(receiver) a Receiver, judicial manager, liquidator, official manager or similar official is appointed over the whole or a substantial part of the undertaking or property of the Shareholder and the appointment remains in effect for a continuous period of thirty (30) days;

(d)

(Encumbrance enforced) a holder of an Encumbrance takes possession of the whole or a substantial part of the undertaking and property of the Shareholder and remains in possession for a continuous period of thirty (30) days.

4.2	Defaulting Shareholder Transfer Notice

A Defaulting Shareholder is taken to have given a Transfer Notice to the other Shareholders who are not an Affiliate or Representative of the Defaulting Shareholder (“Unrelated Shareholders”) on the date it becomes a Defaulting Shareholder on the following terms:

(a)	the number of Sale Shares is all of the Defaulting Shareholder’s Shares;

(b)

the Sale Price is the price agreed between the Defaulting Shareholder and the Unrelated Shareholders or failing agreement within thirty (30) days of becoming a Defaulting Shareholder, fifty percent (50%) of the Fair Market Value of the Sale Shares;

(c)

the Offer Period is ninety (90) days from the date of becoming a Defaulting Shareholder (or, if the Fair Market Value of the Sale Shares must be determined under Section 5 of Schedule A, ten (10) days after it is so determined, if later);

(d)	the Unrelated Shareholders may exercise the option to take up the Sale Shares by giving notice to the Defaulting Shareholder; and

(e)

the settlement date for completion of the sale is thirty (30) days after the last day of the Offer Period (or, if the Fair Market Value of the Sale Shares must be determined under Section 5 of Schedule A, thirty (30) days after it is so determined, if later) at which time all accepted Sale Shares will be sold.

If not all of the Sale Shares are sold under this process, then Sections 4.3 to 4.5 of Schedule A apply with necessary changes.

4.3	Sale of remaining Unaccepted Shares to third parties

If the Unrelated Shareholders do not take up all of the Sale Shares, the Defaulting Shareholder may, during the period of thirty (30) days following completion of the Sale Shares under Section 4 of Schedule A, sell the remaining Unaccepted Shares to any third parties the Directors determine, on terms no more favourable than those offered in the Transfer Notice. If a third party buyer is not found, the remaining Unaccepted Shares are to be cancelled.

4.4	Other shareholders

Section 4.2 of Schedule A does not apply to any other Shareholder who is an Affiliate or Representative of the Defaulting Shareholder.

4.5	Suspension of rights

If a Defaulting Shareholder is taken to have given a Transfer Notice under Section 4.2 of Schedule A, then from the date of the Transfer Notice:

(a)	all rights attaching to Shares held by the Defaulting Shareholder are suspended; and

(b)	any Director appointed by the Defaulting Shareholder is taken to have been removed by the Defaulting Shareholder and any Director appointment rights suspended.

Each of the suspensions referred to above continues in respect of any Shares held by the Defaulting Shareholder until such time as the Shares are cancelled or sold to another Shareholder or other person with the prior written approval of the Unrelated Shareholders.

Section 5

FAIR MARKET VALUE OF SALE SHARES

1.1	Appointment of valuer

If Schedule A requires the valuation of a New Share under Section 1.2 of Schedule A and a Sale Share under Section 4.2(b) of Schedule A or otherwise:

(a)

the Shareholders must within fifteen (15) Business Days of the date on which the need for valuation arises appoint a member of the Hong Kong Institute of Chartered Public Accountants of at least five (5) years’ standing as a valuer;

(b)

the valuer is to be instructed to determine, within thirty (30) Business Days after being appointed (or such other time specified in Schedule A), the Fair Market Value of each New Share or Sale Share (as applicable);

(c)	the valuer is to be instructed to determine a specific value rather than a range of values; and

(d)	the valuer acts as an expert and not as an arbitrator in conducting valuations.

1.2	Process for valuation

(a)	In determining Fair Market Value the valuer is to be instructed to conduct the valuation:

(i)	in accordance with valuation standards, practices and principles generally accepted in Hong Kong;

(ii)	with regard to the profit, strategic positioning, future prospects and undertaking of the Group;

(iii)	on the basis of an ongoing, fully funded business;

(iv)	on the basis that all contracts between the Group and all members of a Shareholder’s group remain in force in accordance with their terms;

(v)

on the basis of an arm’s length transaction between an informed and willing seller and an informed and willing buyer under no compulsion to sell or buy, respectively, and without taking into account any restriction on the transfer of the New Shares or Sale Shares (as applicable) under Schedule A;

(vi)	if the Shareholder whose stake is being valued is an existing Shareholder, having regard to the fact that the Shareholder will cease to be a member of the Company;

(vii)	if the subject matter of the valuation is a minority stake, having regard to the fact that it is a minority stake;

(viii)	having regard to the following valuation methodologies:

(A)	comparable companies;

(B)	precedent transactions; and

(C)	discounted forecast cashflows;

(ix)	subject to the above, on any basis that it considers appropriate.

(b)

The Shareholders agree that the Fair Market Value determined by the valuer in accordance Section 5.2 of Schedule A is to constitute the Issue Price for the New Shares under Section 1.2(b) of Schedule A or the Sale Price of the Sale Shares under Section 4.2(b) of Schedule A unless a Shareholder gives notice, not later than ten (10) Business Days after the date of the valuer’s determination, that it disputes the Fair Market Value so determined.

(c)

If notice is given as contemplated by Section 5.2(b) of Schedule A, the Shareholders must appoint a second valuer in accordance with Section 5.1 of Schedule A, who is to be instructed to perform a second valuation of Sale Shares in accordance with Section 5.2 of Schedule A.

(d)

The Fair Market Value for Issue Price for the New Shares under Section 1.2(b) of Schedule A or the Sale Price for the Sale Shares under Section 4.2(b) of Schedule A is to be the average of the values determined by the first and second valuers.

1.3	Valuation binding

The valuation conducted by the valuer or, if a second valuation is performed in accordance with Section 5.2 of Schedule A, the Fair Market Value determined under Section 5.2(d) of Schedule A, is conclusive and binding on the Shareholders in the absence of manifest error.

1.4	Cost of valuer

The costs of the valuer in connection with the valuation are to be borne by the Company to the extent permitted by the Statute.

Section 6

COMPLETION OF SHARE OR OTHER SECURITIES TRANSFERS

6.1	Application of the section

Section 6 of Schedule A applies in relation to any Transfer of Shares or other Securities to a Shareholder under Section 3, Section 4 or Section 7 of Schedule A.

6.2	Binding agreement

Where Section 6 of Schedule A applies in respect of Shares or other Securities, at the Relevant Time an unconditional, irrevocable, valid and binding agreement for the sale and purchase of those Shares or other Securities (as applicable) and a binding agreement to transfer, free of any Encumbrance, the legal and beneficial ownership of the Shares or other Securities (as applicable) arise between the Transferor and the Transferee, subject only to the payment of the Sale Price and satisfaction of any conditions (including any relevant conditions necessary for compliance with applicable legal and regulatory requirements of Hong Kong) relating to the relevant offer or Transfer of the Shares or other Securities (as applicable).

6.3	Relevant time

The “Relevant Time” for the purposes of Section 6.2 of Schedule A is the date on which an Offer or Shortfall Offer is accepted by:

(a)	the Purchaser, in the case of Section 3 and Section 7 of Schedule A; and

(b)	an Unrelated Shareholder or a third party (as applicable), in the case of Section 4 of Schedule A.

6.4	Consent to Transfer

Each Transfer of Shares or other Securities (as applicable) to which Section 6 of Schedule A applies, shall be completed in the manner contemplated by this section.

6.5	Procedure for completion

At the time of completion of a Transfer of Shares or other Securities (as applicable) to which Section 6 of Schedule A applies:

(a)	the Transferor must give to the Transferee:

(i)	a transfer form in favour of the Transferee of all Shares or other Securities (as applicable) sold, executed by the Transferor;

(ii)	certificates for those Shares or other Securities (as applicable) or a statutory declaration in the case of a lost certificate; and

(b)	the Transferee must give to the Transferor (or to an attorney appointed or deemed to be appointed to act on behalf of the Transferor under Section 6.6 of Schedule A) a bank cheque for the Sale Price,

6.6	Power of attorney

In consideration of each other Shareholder entering into this Agreement, the Transferor irrevocably appoints:

(a)	the Transferee; or

(b)	if the Transferee is a company, each director for the time being of that Transferee,

to be its attorney for the purposes of executing and delivering to the Transferee, in the name of the Shareholder and on its behalf, all documents required to be executed and delivered by that Shareholder as Transferor under Section 6.5(a) of Schedule A.

6.7	Registration of transfer

The Company must register each transfer of Shares or other Securities (as applicable) to which section 6 of Schedule A applies.

Section 7

TAG ALONG RIGHTS

7.1	Invitation to Tag Along

In the event any Offeree fails to exercise its rights to purchase all of the Sale Shares proposed to be transferred by the Seller in accordance with Section 3 of Schedule A, following the exercise or expiration of the rights of purchase set forth in Section 3 of Schedule A, then the Seller shall give an Invitation to Tag Along to each Shareholder not exercising its rights under Section 3 of Schedule A (each, “Tag Along Shareholder”). The provisions under Section 7 of Schedule A shall terminate upon the closing of a Qualified IPO.

The Invitation to Tag Along must state:

(a)	the identity of the Sellers;

(b)	the identity of the Purchaser;

(c)	the number of Shares proposed to be sold by the Sellers in accordance with this Agreement;

(d)	the Sale Price and any other terms of the proposed Transfer by the Sellers to the Purchaser;

(e)

that the Tag Along Shareholder has an option (“Tag Along Option”) to direct the Sellers to include in any sale to the Purchaser such Respective Proportion of each Tag Along Shareholder’s Shares as that Tag Along Shareholder may direct, on the same terms;

(f)	the period during which the Tag Along Option must be open for acceptance, which (unless otherwise agreed) may be not less than thirty (30) days; and

(g)

the settlement date for completion of the sale if the Tag Along Option is accepted, which (unless otherwise agreed) must be not less than ten (10) and not more than thirty (30) days after the last date for exercise of the Tag Along Option.

For the avoidance of doubt, a Tag Along Shareholder’s “Respective Proportion” under Section 7 of Schedule A is the ratio of (i) the number of outstanding Shares (on an as converted basis) then held by such Tag Along Shareholder, to (ii) the total number of outstanding Shares (on an as-converted basis) held by all Tag Along Shareholders exercising Tag Along Option pursuant to Section 7 of Schedule A and the Sellers (excluding shares purchased by the Offerees pursuant to Section 3 of Schedule A.

7.2	Exercise of Tag Along Option

(a)	A Tag Along Option may be exercised by notice in writing to the Sellers, given within the period stated in the Invitation to Tag Along.

(b)

If a Tag Along Shareholder exercises its Tag Along Option, then the Sellers must not sell their Shares to the Purchaser unless the Purchaser, at the same time, buys the relevant number of Shares directed by each Tag Along Shareholder at the same price, and on the same terms.

(c)

Each Tag Along Shareholder shall effect its participation in the sale by promptly delivering to such Sellers, with a copy to the Company, for transfer to the prospective Purchaser share certificates in respect of all Shares to be sold by such Tag Along Shareholder and a transfer form signed by such Tag Along Shareholder, which indicates:

(i)	the number of Class A Ordinary Shares which such Tag Along Shareholder elects to sell;

(ii)	the number of Class B Ordinary Shares which such Tag Along Shareholder elects to sell; or

(iii)	any combination of the foregoing.

For the avoidance of doubt, any proposed transfer of Shares in respect of the exercise of Tag Along Option pursuant to Section 7 of Schedule A shall not be subject to the rights of first refusal by the Company pursuant to Section 3 of Schedule A.

(d)

The share certificate or certificates that a Tag Along Shareholder delivers pursuant to Section 7 of Schedule A shall be cancelled, the register of members shall be updated and the new shares certificates shall be issued to the Purchaser in consummation of the sale of the Shares of a Tag Along Shareholder pursuant to the terms and conditions specified in the Transfer Notice, in each case as soon as reasonably practicable and payment shall be made against the delivery of such share certificate or certificates for cancellation and receipt of executed transfer instruments, and the Sellers shall cause the Purchaser to remit to such Tag Along Shareholder that portion of the sale proceeds to which such Tag Along Shareholder is entitled by reason of its participation in such sale. In selling their Shares pursuant to their Tag Along Option hereunder, the Tag Along Shareholders shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have valid title and have not transferred or encumbered such Shares.

7.3	Transfer to a Purchaser

If:

(a)	the procedures in Sections 3.1 to 3.5 of Schedule A are followed;

(b)	the procedures in Section 7 of Schedule A are followed; and

(c)	there are Unaccepted Shares, ninety (90) days after the giving of the Initial Offers,

then the Seller may effect a Transfer of the Sale Shares covered by the Transfer Notice to the Purchaser to the extent not already purchased or sold (or elected to be purchased or sold), as applicable, pursuant to Sections 3 and 7 of Schedule A, provided such Transfer shall be on terms and conditions not more favourable (including the purchase price) to the Purchaser than those described in the Transfer Notices; provided, further, that no Sale Shares shall be transferred unless such transfer is made in compliance with the terms of this Agreement and applicable laws. Any proposed Transfer on terms and conditions more favourable to the Purchaser than those described in the applicable Transfer Notice, as well as any proposed Transfer not consummated within the foregoing period, shall again be subject to the procedures described in Sections 3 and 7 of Schedule A.

7.4	Transfer of other Securities

Sections 3 and 7 of Schedule A apply equally to a proposed transfer of other Securities (which are not Shares) issued by the Company.

Section 8

DRAG ALONG RIGHTS

8.1	Drag Along Notice

If, prior to the closing of a Qualified IPO, the holders of more than fifty percent (50%) of all then issued and outstanding share capital of the Company (on an as converted basis, the “Requisite Shareholders”) vote in favour of, otherwise consent in writing to, and/or otherwise agree in writing, approve a sale of the Company, whether by means of a merger, consolidation or other similar transaction or the sale of Shares or the sale of all or substantially all of the assets in any transaction (or series of related transactions) the closing of which would qualify as a Liquidation Transaction (a “Change of Control”), and provided that the valuation of the Company in the sale is US$300,000,00 million or more, the Company may give a Drag Along Notice to the other Shareholders (each a “Minority Shareholder”).

The Drag Along Notice must state:

(a)	the identity of the Sellers;

(b)	the identity of the Purchaser;

(c)	the percentage of the total number of issued Shares being sold by the Sellers;

(d)	the Sale Price and any other terms of the proposed Transfer by the Sellers to the Purchaser;

(e)

that the Sellers requires each Minority Shareholder to sell all of its Shares to the Purchaser at the Sale Price and on the same terms as the Sellers are selling (except that Minority Shareholders must not be required to give any warranties to the Purchaser, other than a warranty as to their clear title to the Shares held by them and their authority to enter into an agreement to sell the Shares); and

(f)	the settlement date for completion of the sale, which (unless otherwise agreed) must be not less than ten (10) and not more than forty-five (45) days after the Drag Along Notice is given.

8.2	Effect of Drag Along Notice

If a Drag Along Notice is given, then the Minority Shareholders shall, in accordance with Drag Along Notice received from the Company, vote all of its voting securities of the Company in favour of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Change of Control (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Shareholder has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Requisite Shareholders.

8.2	Non-application of other rights

For the avoidance of doubt, the pre-emptive right and tag along right pursuant to Sections 3 and 7 of Schedule A shall not apply in respect of the Transfer of Shares (if applicable) in respect of a Change of Control duly approved by the Requisite Shareholders pursuant to Section 8 of Schedule A.

Section 9

LIQUIDATION PREFERENCE

Upon the occurrence of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or the consummation of any Liquidation Transaction, the assets of the Company available for distribution (after satisfaction of statutory claims and indebtedness) shall be distributed in the following order:

(a)

Before any distribution or payment shall be made to the holders of any other Shares and any other equity security of the Company, Prenetics shall be entitled to receive an amount equal to the sum of (i) one hundred percent (100%) of the Original Share Price of the Original Prenetics Shares then still held by Prenetics (subject to adjustment for any share split or consolidation with respect to the number of Original Prenetics Shares, and the Original Share Price shall be adjusted accordingly), plus (ii) any dividends declared and unpaid per share with respect to the Shares then held by Prenetics. If, upon any such liquidation, dissolution or winding up, or such Liquidation Transaction, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Shares held by Prenetics, then Prenetics shall be entitled to receive all assets of the Company available for distribution.

(b)

If there are assets of the Company available for distribution after payment in full of the liquidation preference referred to in Section 9(a) of Schedule A, the remaining assets of the Company available for distribution to the Shareholders shall be distributed proportionally among the other holders of Shares except Prenetics (unless Prenetics shall elect not to receive any payment pursuant to Section 9(a) of Schedule A above).

SIGNING PAGE

DATED:

THE COMPANY

EXECUTED by	)
LO YUK MING DENNIS	)
as director for and on behalf of	)
INSIGHTA HOLDINGS LIMITED	)
)
)
/s/ Dieter Yih	)	/s/ Lo Yuk Ming Dennis
)
Signature of witness	)	By executing this Agreement, the signatory
	)	warrants that the signatory is duly authorised
DIETER YIH	)	to execute this Agreement on behalf of
	)	INSIGHTA HOLDINGS LIMITED
Name of witness (block letters))
)
)
)
)
Address of witness	)

Signature Page to Share Subscription Agreement

PRENETICS GLOBAL LIMITED

EXECUTED by	)
DANNY SHENG WU YEUNG	)
as director for and on behalf of	)
PRENETICS GLOBAL LIMITED	)
)
/s/ Stephen Lo	)	/s/ Danny Yeung
)
Signature of witness	)	By executing this agreement, the signatory
	)	warrants that the signatory is duly authorised
STEPHEN H.C. LO	)	to execute this agreement on behalf of
	)	PRENETICS GLOBAL LIMITED
Name of witness (block letters))
)
)
)
)
Address of witness	)

Signature Page to Share Subscription Agreement